UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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⌧	Definitive Proxy Statement
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◻	Soliciting Material Pursuant to § 240.14a-12

RE/MAX HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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◻	Fee paid previously with preliminary materials.

◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Fellow Stockholder:

RE/MAX Holdings, Inc. is holding its 2024 annual meeting of stockholders at 11:30 a.m. mountain time on Thursday, May 23, 2024.

The first order of business will be voting on three nominees to the Board of Directors. The Board of Directors comprises a group of seasoned professionals who bring a diverse set of skills and experiences to RE/MAX Holdings. The Board of Directors welcomed two new members in 2023. Norman Jenkins was elected to the Board of Directors at our 2023 annual meeting of stockholders. The Board of Directors appointed Erik Carlson as Chief Executive Officer and as a member of the Board of Directors in November 2023.

The Board is deeply saddened to have lost one of our valuable members earlier this year. Laura Kelly, who was elected to the Board at the 2020 annual meeting of stockholders, passed away in March 2024. Laura was instrumental in supporting the launch and continued execution of our ongoing strategic initiatives. Laura successfully leveraged her broad business and personal experiences to foster strategic conversations at the Board level. She was also a valuable role model and mentor to many across the organization. Laura will be greatly missed.

Three members of the Board of Directors have been nominated for re-election this year: Erik Carlson, Kathleen Cunningham, and Dr. Christine Riordan.

The Board of Directors recommends that you vote “FOR” each of the Director nominees named in the proxy statement. On the other orders of business, the Board recommends that you vote “FOR” the advisory vote on compensation of our named executive officers, and “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm.

The meeting will be held as a virtual meeting, which stockholders can attend by visiting www.virtualshareholdermeeting.com/RMAX2024. This will be the eighth year that our annual meeting of stockholders is virtual. We have found that the virtual format makes it easier for stockholders to attend the meeting, improves communication, and reduces costs both for the Company and for stockholders who attend the meeting. We plan to give stockholders the opportunity to ask questions about the items of business for the meeting and our business generally.

We encourage stockholders to vote their shares by proxy in advance of the annual meeting.

The attached notice of the 2024 annual meeting of stockholders and proxy statement provide important information about the meeting and will serve as your guide to the business to be conducted at the meeting. Your vote is very important. We urge you to read the accompanying materials regarding the matters to be voted on at the meeting and to submit your voting instructions by proxy. The enclosed proxy statement and proxy card are first being sent to our stockholders on approximately April 11, 2024.

You may submit your proxy either over the telephone or the internet or you may vote through the online portal during the meeting. In addition, if you received a paper copy of the proxy materials, you can vote by marking, signing, dating, and returning the proxy card sent to you in the envelope accompanying the proxy materials.

Thank you for your continued support.

Sincerely,

David Liniger

Chairman and RE/MAX Co-Founder

April 11, 2024

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Meeting Information	Items of Business		Our Board’s Recommendation	More information
WHEN Thursday, May 23, 2024 at 11:30 a.m. (mountain time)	1	To elect three Directors to our Board of Directors from the nominees named in the proxy statement	FOR each nominee	p. 7
ADMISSION Stockholders of record as of the close of business on April 1, 2024, will be entitled to attend, vote, and ask questions at the Annual Meeting	2	To conduct an advisory vote on our executive compensation	FOR	p. 26
WEBCAST The virtual meeting will be held online at: www.virtualshareholdermeeting.com /RMAX2024. You will need to enter the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card	3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	FOR	p. 52

The above actions are described in more detail in this proxy statement. We may also transact any other business as may properly come before the Annual Meeting or before any adjournment or postponement thereof.

Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting. Please vote using one of the following advance voting methods:

BY INTERNET	BY TELEPHONE	BY MAIL
You may vote via the internet by visiting http://www.proxyvote.com and entering the unique control number for your shares located on the Notice of Internet Availability of Proxy Materials.	You may vote by phone by calling (800) 690-6903. You will need the control number from your Notice of Internet Availability of Proxy Materials.	Beneficial Owners of Shares Held in Street Name: You may vote by filling out the card you received from the organization holding your shares and returning it as instructed by that organization.

Stockholders of Record:
If you requested that Proxy Materials be mailed to you, you will receive a proxy card with your Proxy Materials and may vote by filling out and signing the proxy card and returning it in the envelope provided.

Please feel free to contact our Investor Relations department at (303) 224-5458 or investorrelations@remax.com if you have any questions about voting or attending the meeting.

By Order of the Board of Directors

Susie Winders, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 23, 2024. The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are also available at http://materials.proxyvote.com/75524W.

PROXY SUMMARY

About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (“RE/MAX Holdings,” the “Company,” “we,” or “us”) is one of the world’s leading franchisors in the real estate industry. We franchise real estate brokerages globally under the RE/MAX® brand (“RE/MAX”) and mortgage brokerages in the U.S. under the Motto® Mortgage brand (“Motto”). We also sell ancillary products and services to our franchise networks, including loan processing services primarily to our Motto network through our wemlo brand. The RE/MAX network, which celebrated the fiftieth anniversary of its founding last year, has a presence in over 110 countries and territories and more than 140,000 agents in over 9,000 offices. Motto is the first-and-only national franchisor of mortgage brokerages in the United States. Motto is among the fastest growing franchises and has grown to over 225 open offices across more than 40 states since it was founded in 2016. RE/MAX and Motto are 100% franchised—we do not own any of the brokerages that operate under these brands. We focus on enabling our networks’ success by providing powerful technology, quality education, and valuable marketing to build the strength of the RE/MAX and Motto brands.

A Leading Dual-Brand Franchisor with Compelling Growth Opportunities

RE/MAX: #1 Name in Real Estate1 (US/Canada) and Unmatched Global Footprint 2. Highly Productive Network of More Than 140,000 Agents. Most-Trusted Agents in the U.S. and Canada 3 4. MOTTO MORTGAGE: Rapidly Expanding Network of offices with Almost $2.8 Billion in 2023 Annual Loan Volume. First-and-Only National Mortgage Brokerage Franchise in U.S. Among Top Recession-Proof and Best of the Best Franchises5.

1 Source: MMR Strategy Group Study of unaided brand awareness

2 RE/MAX has a presence in more than 110 countries and territories.

3 Voted most trusted Real Estate Agency brand by American shoppers based on the BrandSpark® American Trust Study, years 2022-2024 and 2019.

4 Voted most trusted Real Estate Agency brand by Canadian shoppers based on the BrandSpark® Canadian Trust Study, years 2021-2024, 2019 and 2017.

5 For more information on Motto awards please see www.mottomortgage.com/awards-disclaimers.

2024 Proxy Statement	RE/MAX Holdings, Inc.	1

PROXY SUMMARY

2023 – Performance Highlights

Strategic Initiatives and Leadership Changes

In 2023, RE/MAX Holdings continued to execute on the set of strategic initiatives centered on driving our U.S. RE/MAX agent count growth and accelerating the expansion of our growing mortgage business. These include a tailored program designed to attract, retain, and grow medium to large real-estate agent teams and executing on our plan to convert independent and other real estate brokerages to RE/MAX. In our mortgage segment, we continue to invest in sales and marketing resources for both our Motto Mortgage and wemlo brands.

The Board of RE/MAX Holdings appointed Erik Carlson as CEO and Director in November 2023.

Our Growing Franchise Brands RE/MAX Agent Count as of December 31 Total Open Motto Mortgage Offices:

STRONG FINANCIAL POSITION

$325.7M Revenue	$96.3M Adjusted EBITDA[1]

1 Adjusted EBITDA is a non-GAAP measure. Please see Appendix 1 on page 66 of this Proxy Statement for a definition of this term and reconciliation with the most directly comparable GAAP measure.

2	RE/MAX Holdings, Inc.	2024 Proxy Statement

PROXY SUMMARY

Compensation Highlights

We believe that the compensation of our CEO and other Named Executive Officers should be tied to the long-term interests of our stockholders. We have therefore structured executive compensation to be largely variable, based on Company and individual performance. The charts on the right show the pay mix for Mr. Joyce (who was our CEO for most of 2023) and the average of our other Named Executive Officers (“NEOs”). The charts show that approximately 52% of Mr. Joyce’s compensation and 71% of our other NEOs’ compensation in 2023 was at-risk or performance-based.

CEO: base salary 18%, bonus 32%, equity grant 49%, other 1%. Average of other NEOs: base salary 25%, bonus 23%, equity grant 51%, other 1%

Our Vision, Mission, and Values

The graphic below shows our vision, mission, and values. Our values, summarized by the acronym “MORE,” are reflected in our Code of Conduct for our employees, which is discussed in greater detail below.

VISION: TO BE THE GLOBAL REAL ESTATE LEADER—THE ULTIMATE DESTINATION FOR PROFESSIONALS AND CONSUMERS. MISSION: DELIVER THE BEST EXPERIENCE IN EVERYTHING REAL ESTATE.. VALUES: MAX EFFORT, ‘ WITH CUSTOMER EXPERIENCE, RIGHT THING, EVERYBODY WINS.

2024 Proxy Statement	RE/MAX Holdings, Inc.	3

PROXY SUMMARY

Our Commitment to our Stakeholders

EVERYBODY WINS:
Environmental	Social	Governance
●
LEED Certified headquarters building.
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Striving for more efficient resource utilization by reducing our footprint and subleasing portions of our headquarters building.
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Many initiatives to minimize headquarters building footprint: e.g., single-stream recycling, composting, low-flow appliances, LED lighting retrofit, among others.

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Providing aspiring entrepreneurs in over 110 countries and territories the opportunity to become small business owners.
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Strong focus on diversity in our networks and at headquarters: five of eight Executive Officers and more than half of Board members are women or from diverse populations; over half of RE/MAX agents are women and approximately half of RE/MAX franchisees have at least one female owner.
●
RE/MAX brokers and agents in the U.S. and Canada have donated over $200 million to Children’s Miracle Network since 1992.
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The Motto Mortgage Mission Against Hunger organizes food drives across the country and headquarter staff volunteers at a local food pantry.

●
Key Board committees are fully independent.
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Separate Chair & CEO roles
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Robust Lead Independent Director role.
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Most Directors attended 100% of Board and committee meetings.
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Three Directors are Board Leadership Fellows with the National Association of Corporate Directors (“NACD”) and one has earned the NACD Directorship Certification.
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Annual self-assessments administered by inside counsel or third-party.
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Commitment to Board refreshment—two new members added in 2022 and two in 2023.

Promoting Opportunities for our Diverse Networks

As a franchisor, human capital development and opportunity are foundational elements of our business. With a presence in more than 110 countries and territories, we offer motivated small-business owners of virtually all ethnicities, genders, races, orientations, and religions the opportunity to elevate their careers. Moreover, we have been a leader in expanding opportunities for women within real estate since our founding over 50 years ago. In our early days, one of the keys to our initial success was an intentional decision to invite women to join the RE/MAX network as real estate agents, which helped create professional opportunities for women in a persistently male-dominated industry at the time. Through the years, we have consistently prioritized leadership opportunities for women within our organization. For example, in the history of the Company, two of our seven CEOs have been women, and today, five of our eight Executive Officers and five of our ten Board members are women, three of whom chair Board committees. Globally, approximately 48% of RE/MAX franchises have at least one female owner and 53% of our agents are women as of December 31, 2023. We remain committed to creating opportunities for people from all backgrounds and continue to expand our efforts around this important topic.

We are proud to support multiple industry groups that aim to increase diversity in the real estate profession and homeownership by diverse groups. We financially support organizations such as the National Association of Hispanic Real Estate Professionals (NAHREP), the Asian Real Estate Association of America (AREAA), the LGBTQ+ Real Estate Alliance, the Women’s Council of REALTORS®, and the Freddie MAC Affordable Housing Program. We seek to have diverse guests and presenters for events such as our annual conventions and in media directed at our networks. In 2022, Motto Mortgage was named a Top Franchise for Black Entrepreneurs by BLACK ENTERPRISE in partnership with

4	RE/MAX Holdings, Inc.	2024 Proxy Statement

PROXY SUMMARY

Franchise Business Review. The list of the Top 25 Franchises for Black Entrepreneurs highlights franchisors with the highest owner satisfaction scores among Black franchise owners.

Giving Back

Giving back to our communities is part of our culture. All around the world, RE/MAX affiliates make a difference in their communities. For over 30 years, RE/MAX affiliates have been making miracles happen through our partnership with Children’s Miracle Network Hospitals (CMN Hospitals) in the United States and Canada. During this time, RE/MAX Associates have donated over $200 million to CMN Hospitals. CMN Hospitals raise funds and awareness for 170 member children’s hospitals, which provide 38 million patient visits to 12 million kids each year across the U.S. and Canada. All donations made by RE/MAX Associates through the Miracle Home® program and Miracle Property Program or from local fund-raising events, go to the local member children’s hospital to fund critical treatments and healthcare services, pediatric medical equipment, and charitable care.

In 2018, Motto founded The Motto Mortgage Mission Against Hunger as a way for our nationwide network to give back to local communities. The goal is simple: minimize food waste while supporting those who are food insecure. Throughout the year, the Motto network organizes food drives across the country. The office that goes above and beyond is recognized with the Mission Against Hunger Community Champion Award. Motto Mortgage headquarters staff also donates to and volunteers regularly at a Denver area food pantry. In 2023, Motto’s Mission Against Hunger made a nationwide impact of 404,100 meals provided to families in need.

Environmental Sustainability

We are committed to sustainability in our operations. Our headquarters building is LEED certified. We have many initiatives at headquarters to minimize our environmental footprint and create a safe and comfortable working environment, including single-stream recycling and composting throughout the building, reusable dishes and utensils in dining areas and break rooms, low-flow plumbing fixtures, efficient LED lighting with most lights on timers or photocells, a direct digital control HVAC system, and drip irrigation landscaping. We routinely consult with an environmental engineering firm including an industrial hygienist to ensure that we are environmentally conscious with everything from construction projects to chemicals that are being used for cleaning. We refreshed the space in our headquarters building to strive for more efficient resource utilization both by reducing our own office footprint and by increased subleasing of our headquarters building.

Employee Growth and Development

A major focus for Company management is ensuring that our employees have resources to grow and develop in their career paths. Toward this end, our Growth and Development Strategy includes resources that promote upskilling our talent. We have an employee mentorship program, which provides an opportunity for employees to gain exposure to and learn from leaders across the Company. We provide a generous annual budget to each department for training and development which covers anything from advanced certifications and training programs to seminars and workshops. We offer reimbursement for continued education through our Education Assistance Program. Leadership coaching is provided to certain members of senior leadership on a case-by-case basis through an established coaching program. We provide internal trainings and programs to support growth and development. As part of the Growth and Development Strategy, we have partnered with a leading online educational provider to provide all of our employees unlimited access to over 18,000 courses and certifications that target a breadth of information on hard, technical, and soft skills relevant to all areas of our business and beyond. We encourage our managers to allocate dedicated time for their employees to spend on growth and development initiatives. This has been well received by our managers who understand the priority and want to ensure their employees are able to dedicate time to their continued development.

2024 Proxy Statement	RE/MAX Holdings, Inc.	5

PROXY SUMMARY

Code of Conduct and Supplemental Code of Ethics

We have adopted a Code of Conduct applicable to all employees and a Supplemental Code of Ethics applicable to our principal executive, financial, and accounting officers and all persons performing similar functions. Our Code of Conduct emphasizes our core values and that our competitive advantages come by doing MORE – delivering to the max while doing the right thing.

MAX EFFORT: Stay hungry and energetic. Expect high performance. Actively listen, learn, improve and evolve.

OBSESSED WITH CUSTOMER EXPERIENCE: Put customers first. Build strong relationships. Think big—deliver beyond what anyone expects.

RIGHT THING: Act with integrity, honesty and transparency. Hold ourselves to the highest standard. Own our actions and outcomes.

EVERYBODY WINS: Collaborate, communicate and contribute. Lead by example, show gratitude. Use resources effectively.

The Compensation Committee evaluates how our Executive Officers live our MORE values when evaluating performance and determining annual compensation.

A copy of each code is available on our investor relations website, accessible through our principal corporate website at www.remaxholdings.com. Any amendments to either code, or any waivers of their requirements, that apply to our Directors or Executive Officers will be disclosed on our investor relations website.

6	RE/MAX Holdings, Inc.	2024 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

What am I voting on? Stockholders will elect three Directors to serve as Class II Directors, each for a three-year term.

At the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), stockholders will vote to elect three Directors to the Board of Directors as Class II Directors. Each of the Class II Directors elected at the Annual Meeting will hold office until the 2027 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Erik Carlson, Kathleen Cunningham, and Dr. Christine Riordan to serve as Class II Directors for terms expiring at the 2027 Annual Meeting of Stockholders.

If any Class II Director nominee becomes unavailable or declines to serve as a Director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the then-current Board of Directors to fill the vacancy. All of the nominees currently serve as Directors, and we do not expect that any nominee will be unavailable or will decline to serve.

Ms. Cunningham has expressed a desire to retire from the Board in the near future. Ms. Cunningham has agreed to continue to serve on the Board as a result of the recent passing of fellow Audit Committee member Laura Kelly. The Board expects to appoint a new director to fill the vacancy created by Ms. Kelly’s passing later in 2024. Ms. Cunningham has indicated that she anticipates retiring from the Board in connection with the appointment of Ms. Kelly’s replacement.

What is the required vote?

Each Director must be elected by a plurality of the votes cast. This means that the three nominees receiving the largest number of “FOR” votes will be elected as Directors. We do not have cumulative voting.

Recommendation of the Board: The Board recommends you vote FOR each of the nominees in this Proposal 1.

Class II Directors nominated for re-election at this year’s annual meeting.

Erik Carlson	Kathleen J. Cunningham	Dr. Christine M. Riordan
Erik, who serves as our Chief Executive Officer, brings many years of public company leadership, with extensive experience in sales, operations and customer satisfaction.	Kathleen brings deep financial expertise, having served as CFO of multiple companies during her career, and public company board experience.	Christine brings both hands-on experience and academic expertise in business leadership and strategy expertise to the board having served as a business school professor and senior executive.

2024 Proxy Statement	RE/MAX Holdings, Inc.	7

CORPORATE GOVERNANCE

Board Overview

Gender Diversity	RE/MAX Holdings Tenure

Racial Diversity	Independence

Gender Diversity: 55% women. RE/MAX Holdings Tenure: Average tenure 6.7 years. Less than 3 years: 20%, greater than 5 years, 80%. Racial diversity: 18% diverse. Independence: 72% independent.

Corporate Governance Factsheet
✓
10 Members of the Board of Directors
✓
7 Independent Directors
✓
All Members of Key Committees are Independent[1]
✓
Lead Independent Director
✓
Separate Chair and CEO
✓
Corporate Governance Guidelines
✓
Independent Directors Meet Without Management or Non-Independent Directors
✓
Board and Committee Self-Evaluations
✓
Annual Review of Director Independence
✓
Commitment to Regular Board Refreshment

✓
Policy for Auditor Independence
✓
Independent Compensation Consultant
✓
Anti-Hedging and Anti-Pledging Policy
✓
Clawback Policy for Executive Compensation
✓
Board Succession Plan
✓
Management Succession Plan
✓
Committee Charters
✓
Board Onboarding Process
✓
Annual Compliance Training
✓
Demonstrated Commitment to Director Education

1 All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent.

8	RE/MAX Holdings, Inc.	2024 Proxy Statement

CORPORATE GOVERNANCE

Our Board of Directors

Our Board of Directors currently consists of ten members. The Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to Directors whose terms expire will be elected to serve until the third annual meeting following election. The following table summarizes information about each Director nominee and continuing Director.

Director and Principal Occupation	Age	RMAX Director Since	Independent	COMMITTEES
				Audit	Compensation	Finance and Investment	Nominating and Corporate Governance
CLASS II― DIRECTOR NOMINEES (FOR TERMS EXPIRING IN 2027)
Erik Carlson CEO of RE/MAX Holdings	54	2023
Kathleen J. Cunningham Former CFO, Novatix Corporation	77	2013	✓	C		M
Christine M. Riordan President, Adelphi University	59	2015	✓		M		C
CLASS III = CONTINUING DIRECTORS (WITH TERMS EXPIRING IN 2025)
Stephen P. Joyce Former CEO of RE/MAX Holdings	64	2020				M
David L. Liniger Non-Executive Chair and Co-Founder of RE/MAX, former CEO	78	2013
Annita M. Menogan Former General Counsel, Secretary, and Compliance Officer at Atkins Nutritionals / The Simply Good Food Company	69	2022	✓		M		M
Teresa S. Van De Bogart Former Vice President—Global IT Solution Delivery for Molson Coors Beverage Company	68	2016	✓	M			M
CLASS I―CONTINUING DIRECTORS (WITH TERMS EXPIRING IN 2026)
Roger J. Dow Former President and CEO of the U.S. Travel Association	77	2013	✓		C
Norman K. Jenkins President, Capstone Development	61	2023	✓		M		M
Katherine L. Scherping Former CFO, National CineMedia	64	2022	✓	M		C
Number of Meetings in 2023:				8	6	5	4

2024 Proxy Statement	RE/MAX Holdings, Inc.	9

CORPORATE GOVERNANCE

Diversity of Skills, Qualifications, and Experience

Your Board members possess a diverse range of skills and experience including in the areas below. The table shows the number of members with substantial experience in each area.

Cyber Security As the industries the Company operates in become more technology centered, the risks increase. Board members with information technology security background are valuable in this important area of Board oversight.	1
Finance Board members with strong financial backgrounds assist the Board in its oversight of the Company’s accounting and financial reporting. Two members are “audit committee financial experts.”	6
Franchise Expertise The Company is primarily a franchisor. Board members with franchise experience can help the Company navigate the unique challenges of the franchise business model.	6
Global RE/MAX, with a presence in over 110 countries and territories, continues to grow quickly in international markets. Board members with experience in global businesses can help as the Company seeks to expand global revenue opportunities.	8
In-Depth Company Knowledge The RE/MAX network was founded in 1973 by David and Gail Liniger. These real estate visionaries have led RE/MAX through many economic cycles and massive changes in the industry. The wisdom Mr. Liniger has gained over his career continues to be invaluable to the Board as RE/MAX Holdings continues to grow and expand its business.	2
Public Company Board Experience (other than RMAX) Experience on other public company boards gives members a broad perspective on the issues that public companies face.	5
Real Estate Expertise As a holding company that addresses many aspects of home buying and home selling, having Board members with broad experience in the real estate industry is crucial.	4

10	RE/MAX Holdings, Inc.	2024 Proxy Statement

CORPORATE GOVERNANCE

Nominees for Election at the Annual Meeting (For Terms that will Expire in 2027):
Erik Carlson Age: 54 RMAX Director Since: 2023 Committee Membership: None
Key Skills

Erik Carlson was appointed as Chief Executive Officer and a member of the Board of Directors of RE/MAX Holdings in November 2023. Further information about Mr. Carlson can be found under “Executive Officers.”

Strong Leadership Experience Strategic Planning Experience Public Company Leadership and Board Experience

Kathleen J. Cunningham Age: 77 RMAX Director Since: 2013 Committee Membership: Audit (Chair), Finance and Investment

Kathleen J. Cunningham was first appointed to the Board of Directors in July 2013 and serves as Chair of the Audit Committee. She was a member the Board of Managers of RMCO, LLC (“RMCO”) from February 2013 until she transitioned to the RE/MAX Holdings Board. Ms. Cunningham has been retired since 2009. From October 2005 to May 2009, she was Chief Financial Officer of Novatix Corporation. She was previously Chief Financial Officer at Webroot Software and US WEST Information Systems. She has been a board member of Q Advisors, LLC since 2003. Previously, she served on the boards of Chileno Bay LLC from December 2011 to October 2013, The Assist Group from June 2011 to March 2013 and Novatix Corporation from 2005 to 2009. Ms. Cunningham has served on four public company boards and their audit committees. Ms. Cunningham is a Board Leadership Fellow of the NACD and is a co-founder and past President of its Colorado Chapter. Ms. Cunningham was selected for our Board because of her knowledge of and experience in finance, capital structure, and public company board governance.

Key Skills
Financial Expertise Global Business Experience Public Company Board Experience

2024 Proxy Statement	RE/MAX Holdings, Inc.	11

CORPORATE GOVERNANCE

Christine M. Riordan Age: 59 RMAX Director Since: 2015 Committee Memberships: Nominating and Corporate Governance (Chair), Compensation
Key Skills

Christine M. Riordan, Ph.D. was first appointed to the Board of Directors in January 2015. She is Chair of the Nominating and Corporate Governance Committee. Dr. Riordan is President of Adelphi University in New York, a top-150 ranked comprehensive university. Dr. Riordan is an internationally recognized expert in leadership, talent development and career success, strategy, team performance, and diversity and inclusion. For more than twenty-five years, she has designed leadership and diversity and inclusion programs, and served as an executive coach for senior-level executives within various industries. She has experience in the financial services, insurance, real estate, mortgage, franchised businesses, human resources/talent development, consulting, non-profit, and higher education industries. She also currently serves on the board of directors of the Commission for Independent Colleges and Universities and as a Trustee for Adelphi University. Dr. Riordan is a Board Leadership Fellow of the NACD. The Board recommends you vote for Dr. Riordan because of her deep experience as a senior executive and chief executive officer, broad business background, board experience, and expertise in leadership and strategy.

Strong Leadership Experience Broad Business Experience

Directors Whose Terms Expire in 2025

David L. Liniger Age: 78 RMAX Director Since: 2013 Committee Membership: None

David L. Liniger is the non-executive Chair of the Board of Directors and Co-Founder of RE/MAX. He has been Chair of the Board of Directors of RE/MAX Holdings since July 2013, and, before that, of RE/MAX, LLC or its parent and predecessor companies since the first RE/MAX company was founded in January 1973. Mr. Liniger served in a variety of leadership roles within the RE/MAX organization over the past 50 years, including Co-CEO from May 2017 through February 2018 and CEO from December 2014 until May 2017. Mr. Liniger is married to Gail Liniger, Vice Chair Emerita and Co-Founder. Mr. and Mrs. Liniger were named to the International Franchise Association’s Hall of Fame in 2005. Mr. Liniger was selected for our Board because of his role in co-founding RE/MAX and launching Motto Mortgage, his intimate knowledge of our Company, and his long history as a visionary in the real estate industry.

Key Skills
Real Estate Industry Expertise Franchise Industry Expertise Global Business Experience Deep Company Specific Knowledge—RE/MAX Co-Founder

12	RE/MAX Holdings, Inc.	2024 Proxy Statement

CORPORATE GOVERNANCE

Stephen P. Joyce Age: 64 RMAX Director Since: 2020 Committee Membership: Finance and Investment
Key Skills

Stephen P. Joyce was appointed to the Board of Directors in April 2020. Mr. Joyce served as Chief Executive Officer on an interim basis from March 2022 through November 2023. Mr. Joyce is the former Chief Executive Officer and served on the Board of Directors of Dine Brands Global, Inc. (NYSE: DIN), the franchisor of Applebee’s Grill + Bar and IHOP. Prior to that he served as President, Chief Executive Officer, and Director of Choice Hotels International, Inc. Prior to that he spent over 25 years at Marriott International, Inc., in several roles, including Executive Vice President Global Development, Owner and Franchise Services. Mr. Joyce has served on the Board of the Hospitality Investors Trust, serving on their Compensation and Special Litigation Committees. Mr. Joyce has held leadership roles with the International Franchise Association and U.S. Travel Association, including Chairman. He also serves on the boards of Cineworld Group, Aimbridge Hospitality, as well as a variety of community organizations. Mr. Joyce was selected for our Board due to his leadership of franchise brands, both as a board member and as an executive of publicly-traded companies.

Public Company Board Experience Franchise Industry Experience Deep Company Specific Knowledge Global Business Experience

Annita M. Menogan Age: 69 RMAX Director Since: 2022 Committee Membership: Compensation, Nominating and Corporate Governance

Annita M. Menogan was elected to the Board of Directors in 2022. Ms. Menogan has nearly four decades of experience as a business and corporate attorney, including 20 years as chief legal and governance executive with publicly held companies. She served as General Counsel, Corporate Secretary, and Compliance Officer of Atkins Nutritionals, Inc. / The Simply Good Foods Company (NASDAQ: SMPL) from 2015 through 2018 and, prior to that was Senior Vice President, Chief Legal Officer, and Corporate Secretary for Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) from 2006 through 2013. Prior to that she was Vice President, Corporate Secretary, and Deputy General Counsel at Adolph Coors Company and Molson Coors Beverage Company (NYSE: TAP). She has also worked in private law practice. She has served on the Board of Children’s Hospital Colorado since 2014, on the Board of the National Association of Corporate Directors, Colorado Chapter since 2018, and on the Board of Infinicept, Inc. since 2023. Previously she has served on the Boards of Denver Kids, Inc. and the University of Denver, Sturm College of Law Institute for the Advancement of the American Legal System. Additionally, she has served on the boards of several other non-profits. Ms. Menogan was selected for our Board due to her deep expertise in legal and governance matters and extensive experience as a public company executive, including at a publicly held franchisor.

Key Skills
Franchise Industry Experience Legal Expertise Public Company Leadership

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CORPORATE GOVERNANCE

65 : 2016 : Audit, Nominating and Corporate Governance
Teresa S. Van De Bogart Age: 68 RMAX Director Since: 2016 Committee Membership: Audit, Nominating and Corporate Governance
Key Skills Public Company Leadership Technology Experience Cybersecurity Knowledge

Teresa S. Van De Bogart was first elected to the Board of Directors in May 2016. Ms. Van De Bogart retired in 2019 as Vice President—Global IT Solution Delivery for Molson Coors Beverage Company (NYSE: TAP), a position she held since 2012. She had been an IT vice president of Molson Coors (and its predecessors) since 2005 establishing a global project management office and leading large-scale global project implementations. She previously served in various other leadership roles at Molson Coors including procurement, finance and accounting. Ms. Van De Bogart is a Board Leadership Fellow of NACD and has earned the NACD Directorship Certification®. She additionally serves on the Board of Sunflower Bank where she serves as chair of the risk committee and as a member of the compensation committee as well as Craig Hospital Foundation Board where she serves on the nominating and governance committee. She is also a member of the Mile High United Way Board of Trustees. She previously served as the board chair for the Colorado Women’s Chamber of Commerce as well as the Women’s Leadership Foundation. Ms. Van De Bogart was selected for our Board because of her information technology and financial background including security trends and risk assessment, and her experience as a senior leader in a global public company.

Directors Whose Terms that Expire in 2026

Roger J. Dow Age: 77 RMAX Director Since: 2013 Committee Membership: Compensation (Chair)

Roger J. Dow was first appointed to the Board of Directors in July 2013 and serves as Lead Independent Director and as Chair of the Compensation Committee. He has served as a member of the Company’s Board of Directors or Board of Managers since 2005. He currently serves as Co-Founder of Future WRX Solutions and as CEO of Dow International LLC. From January 2005 through his retirement in July 2022, he was the President and Chief Executive Officer of the U.S. Travel Association. He previously served in various roles at Marriott International, including as Senior Vice President, Global Sales. He is currently a director of Forbes Travel Guide. The Board was selected for our Board because of his knowledge of and experience in strategic planning and leadership of complex organizations and his franchising experience.

Key Skills
Strategic Planning Experience Strong Leadership Experience Franchise Industry Experience

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CORPORATE GOVERNANCE

65 : 2016 : Audit, Nominating and Corporate Governance
Norman K. Jenkins Age: 61 RMAX Director Since: 2023 Committee Memberships: Compensation, Nominating and Corporate Governance
Key Skills Real Estate Experience Franchise Industry Expertise Public Company Board Experience

Norman K. Jenkins was first appointed to the Board of Directors in May 2023. Mr. Jenkins has served as President and Chief Executive Officer of Capstone Development since the Company’s founding in 2009. Capstone develops and acquires hotels, multi-family and other classes of commercial real estate. Prior to launching Capstone, Mr. Jenkins served in a variety of senior leadership roles during his 16-year career at Marriott International, Inc. Prior to joining Marriott, Mr. Jenkins held positions in finance and operations at McDonalds Corporation. Mr. Jenkins currently serves on the boards of AutoNation (NYSE: AN) and Urban Edge Properties (NYSE: UE). He also served on the board of Duke Realty (NYSE: DRE) from February 2017 until its acquisition by Prologis, Inc. in October 2022 and on the board of New Senior Investment Group, Inc. (NYSE: SNR) from November 2020 through its acquisition by Ventas, Inc. in September 2021. He is a member of the Washington DC Developer Roundtable and a former member of the Suburban Hospital Board of Trustees and the Howard University Board of Trustees. Mr. Jenkins was selected for our Board due to his extensive experience in real estate and franchising as well as his experience on other public company boards.

Katherine L. Scherping Age: 64 RMAX Director Since: 2022 Committee Membership: Finance and Investment (Chair), Audit

Katherine L. Scherping was appointed to the Board of Directors in December 2022 and serves as Chair of the Finance and Investment Committee. She served for nearly 20 years as the CFO of private and public companies, including Quiznos and Red Robin Gourmet Burgers Inc. (NASDAQ: RRGB), before retiring in March 2020 as the CFO of National CineMedia, Inc. (NASDAQ: NCMI), a movie theater advertising business, a position she held since 2016. Ms. Scherping currently serves on the board and nominating and governance committee and is chair of the audit committee of Turtle Beach Corporation (NYSE: HEAR), one of the world’s leading providers of gaming accessories. She previously was a board member, nominating and governance committee member, and audit committee chair for Papa Murphy’s. Ms. Scherping was selected for our Board due to her extensive leadership experience at publicly-traded franchise organizations and financial expertise.

Key Skills
Financial Expertise Franchise Industry Experience Public Company Board Experience

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CORPORATE GOVERNANCE

Board Diversity and Refreshment

David and Gail Liniger founded RE/MAX with the view that anyone can be an entrepreneur, regardless of race, gender, or background. The RE/MAX network has grown to over 9,000 offices with over 140,000 agents from virtually every walk of life who share a commitment to helping people realize the dream of homeownership. That commitment to diversity, which is shared by its sister brand, Motto, continues today and is reflected in our Board and management team.

The Board aims to have Directors with diverse backgrounds, viewpoints, and experiences. To that end, the Board pays special attention to the diversity of its members and potential nominees, and the Board believes its oversight capabilities are bolstered by its diverse composition.

Gender and Racial Diversity

The majority of our Board members are women or from racially diverse populations: our Board currently has five female Directors and two Black Directors. Most of the new members since our IPO in 2013 are women. Women currently chair three of our four standing Board committees (Audit, Finance and Investment, and Nominating and Corporate Governance Committees). The Nominating and Corporate Governance Committee does not have a formal policy regarding diversity, but continually looks for opportunities to maintain and increase the diversity of the Board.

The Board aims to have a mix of tenure on the Board, so that the Board has members with substantial experience with the Company as well as newer members who bring fresh perspectives. Seven of the current members of the Board have joined since our IPO in 2013, including two new members in 2023.

Director Independence

The Board periodically assesses the independence of its members. For a Director to be considered independent, the Board must affirmatively determine that the Director does not have any direct or indirect material relationship with us, other than as a Director, that would interfere with their exercise of independent judgment in carrying out their responsibilities as a Director of the Company. When assessing the materiality of a Director’s relationship with us, our Board will consider the question not merely from the standpoint of the Director, but also from the standpoint of persons or organizations with which the Director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, social, and familial relationships, among others.

The Board of Directors has determined that each of Kathleen Cunningham, Roger Dow, Norman Jenkins, Annita Menogan, Christine Riordan, Katherine Scherping, and Teresa Van De Bogart is an “independent Director” under applicable New York Stock Exchange (“NYSE”) standards and the Company’s corporate governance guidelines, and that none of these Directors have any relationships with the Company that would interfere with their exercise of independent judgment in carrying out their responsibilities as a Director of the Company.

Mr. Joyce was previously considered independent; however, he served as our Chief Executive Officer on an interim basis for approximately 20 months and, due to that role, the Board has determined that he is not independent at this time. The Board may reassess whether he qualifies as an independent Director at a future date.

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CORPORATE GOVERNANCE

Board of Directors Leadership Structure; Separate Board Chair and Chief Executive Officer; Formal Lead Independent Director Role

The Board annually elects a Chair of the Board. Currently the roles of Chair and CEO are split between Mr. Carlson, our Chief Executive Officer, and Mr. Liniger, the Chair of the Board, who serves in a non-executive capacity. The Board believes it is important to retain the flexibility to determine whether it is in the best interest of the Company and its stockholders to have the same person serve as both CEO and Chair or whether the roles should be separated based on the circumstances at any given time. Mr. Liniger was most recently re-elected as Chair of the Board in February 2024. The independent members of the Board elect a Lead Independent Director annually. The role of the Lead Independent Director is defined in the Company’s Bylaws and Lead Independent Director charter, which are both available on our investor relations website, accessible through our principal corporate website at www.remaxholdings.com.

Chief Executive Officer	Lead Independent Director	Chair of the Board

Mr. Carlson has been CEO since November 2023. Mr. Carlson is the principal management representative of the Company and is responsible for all aspects of oversight of the management team and day-to-day operations.

	Mr. Dow was first elected Lead Independent Director in May 2019 and was most recently re-elected in February 2024. The role is described below.	Mr. Liniger’s role as Chair of the Board allows him to provide leadership as a RE/MAX co-founder and real estate industry veteran and to focus on considerations of long-term strategy for the business.

Lead Independent Director Role

●

Presides over meetings of the independent Directors

●

Serves as the primary liaison between Company management and the independent members of the Board

●

Meets in private sessions with management

●

Leads, in conjunction with the Compensation Committee, the independent Directors’ evaluation of the CEO

●

Calls meetings of the Board or of the independent Directors

●

Has authority to retain advisors and consultants

Enterprise Risk Management and Board of Directors Role in Risk Oversight

Risk management is primarily the responsibility of the Company’s management, and the Board of Directors oversees an enterprise-wide approach to risk management designed to support the achievement of corporate objectives, including strategic objectives, to improve long-term Company performance and enhance stockholder value. A fundamental part of risk management is to understand the specific risks the Company faces and what mitigating steps are being taken, while balancing an appropriate level of risk for the Company. The Company’s enterprise risk management (“ERM”) program provides an effective tool for managing risks. As part thereof, annually, management evaluates a comprehensive list of enterprise risks, identifies those that are most significant and ensures that, where possible, adequate risk mitigation strategies are deployed. At least annually, management provides the Audit Committee with a comprehensive review of the Company’s ERM processes, as well as updates on key risks that have been identified and assessed during the year and the accompanying mitigation strategies. Additional risk assessments are performed, as required, for material events such as the integration of acquired businesses, and those results are also shared with the Audit Committee. On an annual basis, the Board discusses enterprise risk activities including risk assessment and risk management.

In addition to the Company’s ERM process, the oversight of additional specific risks is performed by committees of the Board. The Audit Committee is primarily responsible for overseeing the quality and integrity of the Company’s financial reporting process, internal controls over financial reporting, the Company’s compliance programs, and the risks related to each of these areas. Oversight of the Company’s management of cybersecurity risks is also primarily the responsibility of the Audit Committee. To effectively address the cybersecurity threats present in today’s environment, the Company has a dedicated Information Security team responsible for leading enterprise-wide information security strategy, policy, standards, architecture, processes, and education. The Company’s comprehensive information security program includes, among other aspects, threat management, vulnerability management, incident response management, access management, and monitoring. The Company performs third-party security assessments to evaluate overall security posture associated with logical network security controls. The Vice President of Information Security and Risk (who serves

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CORPORATE GOVERNANCE

as the Company’s Information Security Officer), along with the Chief Information Officer and Chief Compliance Officer, lead regular reviews and discussions with the Audit Committee and full Board, including results of testing and training, initiatives to continuously improve cybersecurity measures and policies, and implementation of new technologies. The ERM process discussed above includes evaluation of information technology risks. The Company has an Incident Response Policy and Plan in place which provides a framework for handling security incidents and facilitates coordination across the Company. Company management collaborates with vendors and other third parties on threat intelligence, vulnerability management, and response. The Board and several key members of management participated in a customized in-boardroom training session on cybersecurity presented by NACD in late 2022. All employees receive annual cybersecurity awareness training, and additional information about cybersecurity throughout the year. The Company also provides educational resources and information to its franchisees about cybersecurity.

The Compensation Committee oversees compensation-related risks and oversees an annual compensation risk assessment. The Nominating and Corporate Governance Committee oversees the Company’s corporate governance programs, including the Code of Conduct. The Nominating and Corporate Governance Committee also oversees management of social and environmental matters. The Finance and Investment Committee oversees risks such as those relating to capital structure and allocation, investment of cash, interest rates, currency, compliance with debt covenants, and other financial arrangements. Management regularly reports to the Board and its committees on the risks that the Company may face and the steps that management is taking to mitigate those risks.

Board of Directors Role in Succession Planning

Succession planning is a crucial role of the Board in ensuring the long-term performance of the Company. The Board maintains, and at least annually evaluates and updates, succession plans for Executive Officers, other key management positions as well as for the Chair of the Board and Lead Independent Director roles. These plans cover both planned and emergency succession scenarios. Executive management regularly discusses succession planning with the Board. The Board executed its succession plan in connection with the departure of our former CEO in 2022 by appointing Mr. Joyce to serve as Chief Executive Officer on an interim basis while the Board conducted a process for selecting a replacement. The process, which included both internal and external candidates, concluded in 2023 with the appointment of Erik Carlson.

Our Board’s Commitment to Director Training and Education

Our Board of Directors is committed to continuing Director education. As highlighted in their biographical information above, three of our Board of Directors have been named as Fellows by NACD and one has earned an NACD Directorship Certification. For the past several years, the Board has engaged NACD for annual customized training sessions for all members. During 2023, the customized training session focused on artificial intelligence. Previous sessions have covered topics such as cybersecurity, environmental, social, and governance (“ESG”) matters, mergers and acquisitions, building the board as a strategic asset, company culture, stockholder engagement, communication, and transitioning from a controlled company.

Board of Directors Evaluation Process

The Board, under the direction of the Nominating and Corporate Governance Committee, conducts an assessment of the Board, its committees, and its members. The timing of the assessment may vary from year to year but occurs approximately once per year. Each Director is asked to evaluate the performance of the Board and the committees on which he or she serves. In order to encourage Directors to speak candidly, responses to evaluation questions are collected by the Company’s counsel or an outside consultant, who provides aggregated responses that protect the anonymity of individual ratings and comments. Each committee discusses its own assessment results, and the Nominating and Corporate Governance Committee reviews all results and reports the results to the Board. The Nominating and Corporate Governance Committee also oversees an evaluation of the skills, background, and experience of each Board member to ensure an appropriate mix of expertise on the Board.

Our Classified Board

Our Board is divided into three classes, with each member serving a three-year term. Our Board believes that this structure continues to be appropriate for our Company. Our Board believes that a classified Board promotes stability, continuity, and a focus on the long-term interests of the Company and its stockholders and that three-year terms enhance Board independence.

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CORPORATE GOVERNANCE

Board Committees and Meetings

During 2023, our Board of Directors had the following standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Finance and Investment Committee. From time to time, the Board may also establish committees for special limited purposes.

The Board met 11 times in 2023. The tables below show the number of times each committee met in 2023. In 2023, most Directors attended 100% of the meetings of the Board and the committees on which they serve. No incumbent Director attended fewer than 75% of the total number of meetings of the Board and committees on which they serve in 2023.

The tables below summarize information about each standing committee. More information about each committee can be found in the committees’ charters, which have been adopted by the Board and are reviewed annually. The charters are available on our investor relations website, accessible through our principal corporate website at www.remaxholdings.com. The content of our website is not incorporated in this proxy statement.

AUDIT COMMITTEE

Our Audit Committee is fully independent under applicable NYSE standards and Rule 10A-3 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”).

Our Board of Directors has determined that Kathleen Cunningham and Katherine Scherping each qualifies as an “Audit Committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Meetings: 8
Chair: Kathleen Cunningham
Other Members:
● Katherine Scherping ● Teresa Van De Bogart

Key Responsibilities:
● appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
● discussing with our independent registered public accounting firm its independence from our management;
● reviewing with our independent registered public accounting firm the scope and results of their audit;
● approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●
overseeing the financial reporting process and discussing the interim and annual financial statements that we file with the Securities and Exchange Commission (“SEC”) with management and our independent registered public accounting firm;

● reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;
● monitoring the implementation and impact of new accounting policies;

●
establishing procedures for the confidential and/or anonymous submission and review of concerns regarding questionable accounting, internal controls, auditing matters, or anything else that appears to involve financial or other wrongdoing;

● reviewing and approving related party transactions; and
● overseeing the Company’s risk management, including the ERM program discussed above and efforts to mitigate cybersecurity risks.

The Audit Committee reviews our annual report and makes recommendations to the full Board about its approval. The Audit Committee reviews and approves our quarterly reports and earnings releases for the first, second, and third quarters. In the first quarter of 2023, the Board approved the Company’s quarterly dividend and delegated authority to the Audit Committee to approve the subsequent quarterly dividends for the year at that same level. In the fourth quarter of 2023, the Board decided to suspend our quarterly dividend. In light of the recent litigation settlement and ongoing challenging housing and mortgage market conditions, we believe this action to preserve our capital is prudent.

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CORPORATE GOVERNANCE

COMPENSATION COMMITTEE	Our Compensation Committee is fully independent under applicable Exchange Act rules and NYSE standards.
Meetings: 6
Chair: Roger Dow
Other Members:
● Norman Jenkins ● Christine Riordan ● Annita Menogan

Key Responsibilities:
● reviewing and approving the compensation of our Directors and Executive Officers;
● overseeing compensation of other officers;
● reviewing key employee compensation goals, policies, plans, and programs;
● administering RE/MAX Holdings, Inc. Omnibus Incentive Plans;
● reviewing and approving employment agreements and other similar arrangements between us and our Executive Officers;
● reviewing the Compensation Discussion and Analysis and Compensation Committee Report contained in this proxy statement; and
● engaging any compensation consultants.
The Compensation Committee’s role is discussed further below in the Compensation Discussion and Analysis.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	Our Nominating and Corporate Governance Committee is fully independent under applicable Exchange Act rules and NYSE standards.
Meetings: 4
Chair: Christine Riordan
Other Members:
● Norman Jenkins ● Annita Menogan ● Teresa Van De Bogart

Key Responsibilities:

●
identifying and evaluating potential candidates for the slate of Directors nominated for election by stockholders at annual meetings and vacancies occurring on the Board from time to time and making recommendations to the Board regarding qualified individuals to be members of our Board of Directors;

● overseeing the organization of our Board of Directors to discharge the Board’s duties and responsibilities properly and efficiently;
● developing and recommending to our Board of Directors a set of corporate governance guidelines and principles and reviewing portions of our code of conduct related to corporate governance;
● overseeing succession for the CEO, other Executive Officers, and Board members, for both planned and emergency succession scenarios;
● overseeing the Company’s management of ESG matters and initiatives, including updates on ESG matters from management at least twice a year; and
● overseeing the Board’s annual self-evaluation.

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CORPORATE GOVERNANCE

FINANCE AND INVESTMENT COMMITTEE
Meetings: 5
Chair: Katherine Scherping
Other Members:
● Kathleen Cunningham ● Stephen Joyce

Key Responsibilities

●
assisting the Board with oversight, approval, and recommendations regarding capital structure and capital allocation including return of capital to shareholders, investment of cash, management of financial risks such as interest rate and currency risks and debt covenant compliance; and

● overseeing management of tax issues, including tax receivable agreements.

Annual Meeting Attendance

We encourage all Directors to attend our annual meetings of stockholders. All of our then-current Directors and the nominee attended the 2023 annual meeting of stockholders, other than the one Director whose term ended at the 2023 annual meeting and who was not nominated for another term. The Annual Meeting will coincide with a regularly scheduled meeting of the Board, and we expect that all members and nominees will attend the meeting. We do not have a formal policy with respect to Director attendance at annual meetings of stockholders.

Director Nomination Process

Nominating and Corporate Governance Committee Responsibilities:

The Nominating and Corporate Governance Committee is responsible for evaluating potential candidates and making recommendations to the Board of Directors with respect to candidates to be nominated to serve as Directors. The Nominating and Corporate Governance Committee ensures that candidates meet qualifications necessary under SEC rules or NYSE standards.

Factors Considered by the Committee:

Among the qualifications the Nominating and Corporate Governance Committee may consider are:

●
personal and professional integrity;
●
exceptional ability and judgment;
●
broad experience in business, finance, legal, and/or administration;
●
familiarity with the real estate, mortgage, and/or franchising industries;
●
executive leadership experience;
●
service on other boards;
●
ability to serve the long-term interest of our stockholders; and
●
sufficient time to devote to Board duties.

Director Recommendations and Nominations by Stockholders

The Nominating and Corporate Governance Committee welcomes the Company’s stockholders to nominate candidates for Board membership. The Committee will consider any such nominee in the same manner in which it evaluates other potential nominees, so long as the recommendation is submitted in accordance with the Company’s Bylaws and the Committee’s charter. A summary of the requirements for nominating candidates is below under “Information Regarding Stockholder Proposals.”

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CORPORATE GOVERNANCE

Stockholder Engagement

We value the opportunity to engage with our stockholders and gain insight into their perspectives on our business strategy, governance, and compensation practices. Executives and management from the RE/MAX Holdings Investor Relations team meet regularly with stockholders on a variety of topics. Annually, a cross-functional group from our Finance, Legal, and Investor Relations teams conducts an investor outreach to gather feedback on key strategic initiatives, corporate governance matters, executive compensation, and other topics of interest to our stockholders. We also regularly engage with proxy advisory firms. During our most recent outreach cycle, we contacted stockholders representing approximately 40% of our outstanding Class A shares as of December 31, 2023, and we met with stockholders who held almost 25% of our outstanding shares. Feedback received during these conversations is communicated to and discussed by the full Board and relevant committees and helps to inform ongoing decision-making on our governance, compensation, and other practices.

Communication with the Board of Directors

We believe communication between the Board and our stockholders is an important aspect of corporate governance. Any stockholder or other interested party who would like to communicate with the Board of Directors, the Chair, the Lead Independent Director, the independent Directors as a group, or any specific member or members of the Board of Directors should send such communications to the attention of our Corporate Secretary at 5075 S. Syracuse St., Denver, CO 80237 or legal@remax.com. Communications should contain instructions regarding the Directors for whom the communication is intended. In general, such communication will be, depending on the nature of the communication, either forwarded or periodically presented to the intended recipients. However, we may, in the Corporate Secretary’s discretion, decline to forward any communications that are abusive, threatening, or otherwise inappropriate, or may summarize communications as appropriate.

Compensation Committee Interlocks and Insider Participation

None of our Executive Officers currently serves or in the past year has served as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving on our Board of Directors.

Corporate Governance Guidelines

We have adopted corporate governance guidelines that provide a framework for corporate governance. The corporate governance guidelines address, among other matters, selection of Directors, Director independence, Director responsibility, Director access to management, Director compensation, information about the Board and its committees, Director orientation and continuing education, management succession, and evaluation of the Board. The corporate governance guidelines are available on our investor relations website, accessible through our principal corporate website at www.remaxholdings.com.

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DIRECTOR COMPENSATION

Our Compensation Committee is responsible for determining Director compensation. The table below illustrates the annual compensation structure for non-employee Directors in 2023 (which is pro-rated for Directors who serve less than a full calendar year). Directors who are also employees, as well as our Chair and Co-Founder, receive no additional compensation for their services as Directors. Mr. Joyce was not compensated as a Director in 2023, but is receiving standard Director compensation in 2024. Mr. Joyce’s and Mr. Carlson’s compensation as employees is included with that of our other Named Executive Officers below under “Executive Compensation.”

Annual
Amount
Element	($)
Retainer (cash) (1)	80,000
Equity Grant (restricted stock units that vest after approximately one year)	100,000
Additional Retainer for Lead Independent Director (cash)	30,000
Additional Retainer for Audit Committee Chair (cash)	25,000
Additional Retainer for Audit Committee Member (cash)	12,500
Additional Retainer for Compensation Committee Chair (cash)	15,000
Additional Retainer for Compensation Committee Member (cash)	6,000
Additional Retainer for Nominating and Corporate Governance Committee Chair (cash)	15,000
Additional Retainer for Nominating and Corporate Governance Committee Member (cash)	6,000
Additional Retainer for Finance and Investment Committee Chair (cash)	10,000
Additional Retainer for Finance and Investment Committee Member (cash)	5,000
(1)	The amount in the table is the standard annual amount. In 2023 the Board held a two-day in person meeting in Denver related to the CEO search. Members who attended that meeting received an additional $20,000 in cash.

The following table shows Director compensation for fiscal year 2023.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation
Name	($)	($)(1)	($)(2)	Total ($)
Erik Carlson	—	—	—	—
Kathleen J. Cunningham	131,250	104,231	3,104	238,586
Roger J. Dow	145,000	104,231	3,104	252,336
Ronald E. Harrison (3)	23,000	52,125	3,104	78,229
Norman K. Jenkins (3)	86,000	78,178	—	164,178
Stephen P. Joyce	—	—	—	—
Laura G. Kelly (4)	98,500	104,231	3,104	205,836
David L. Liniger (5)	—	—	—	—
Gail A. Liniger (5)(6)	—	—	—	—
Annita M. Menogan	112,000	104,231	—	216,231
Christine M. Riordan	121,000	104,231	3,104	228,336
Katherine L. Scherping	121,250	104,231	—	225,481
Teresa S. Van De Bogart	118,500	104,231	3,104	225,836
(1)	Reflects the grant date fair value of restricted stock units (“RSUs”) granted to each Director, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 13 to our audited consolidated financial statements in our 2023 Annual Report. As of December 31, 2023, each of Ms. Cunningham, Mr. Dow, Ms. Kelly, Ms. Menogan, Dr. Riordan, Ms. Scherping, and Ms. Van De Bogart each had 5,409 unvested RSUs, all of which vested on March 1, 2024. As of December 31, 2023, Mr. Jenkins had 4,057 unvested RSUs which vested on March 1, 2024.
(2)	Reflects dividend equivalents paid in cash upon settlement of RSUs that vested in 2023.
(3)	Mr. Harrison retired from, and Mr. Jenkins was elected to, our Board on May 24, 2023.
(4)	Ms. Kelly passed away in March 2024.
(5)	Ms. Liniger was named Vice Chair Emerita of the Board on May 25, 2023, and, as of such date, is no longer a member of the Board.
(6)	Since our IPO in 2013, Mr. and Ms. Liniger have not received compensation for their service as Directors or officers (other than medical benefits similar to our employees).

In addition to the amounts in the table above, all Directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with meetings of our Board of Directors and other Company events.

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INFORMATION ABOUT EXECUTIVE OFFICERS

Executive Officers	Biography:

Erik Carlson joined RE/MAX Holdings, Inc. as Chief Executive Officer in November 2023. He drives the strategy of RE/MAX Holdings, overseeing all operations for the Company and providing direction for its brands. Mr. Carlson is an accomplished public company executive, who for six years served as President and CEO of DISH Network Corporation (NASDAQ: DISH). Prior to joining RE/MAX Holdings in 2023, Mr. Carlson had a successful 28-year career at DISH Network Corporation, which he joined as an Account Executive in 1995. There, Mr. Carlson served in the following roles throughout the course of his tenure: Senior Vice President of Sales and Retail Services, Executive Vice President of Operations, President and Chief Operating Officer, and President and Chief Executive Officer.

Erik Carlson Age: 54 Position: Chief Executive Officer

Karri R. Callahan is our Chief Financial Officer, a position she has held since March 2016. From January 2016 to March 2016, she served as Co-Chief Financial Officer. Ms. Callahan joined RE/MAX Holdings in April 2013 as Senior Manager of SEC Reporting and was promoted to Vice President, Corporate Controller in June 2014. She served as the Company’s Acting Chief Accounting Officer from November 2014 to January 2015 and as Acting Chief Financial Officer from December 2014 through January 2015. Prior to joining the Company, Ms. Callahan worked at Ernst & Young, LLP.

Karri R. Callahan Age: 46 Position: Chief Financial Officer

Abby C. Lee is our Executive Vice President, Marketing, Communications, and Events, a position she has held since February 2024. She previously served as Senior Vice President of Marketing and Communication since August 2018. Prior to that role, she served as Vice President, Brand Marketing and Sponsorship. She has served in other roles in her over 25-year career with RE/MAX.

Abby C. Lee Age: 53 Position: Executive Vice President, Marketing, Communications, and Events

Amy M. Lessinger is the President of RE/MAX, LLC. In that role, she leads all aspects of the RE/MAX network and business globally, driving growth worldwide, overseeing the development and delivery of RE/MAX, LLC support services to franchisees and agents, and setting the vision for the brand. She previously served as Senior Vice President, Region Development starting in January 2023 and as Vice President of Region Development since August 2020. Prior to beginning employment with RE/MAX, Amy had a successful career as a RE/MAX broker and agent for 22 years.

Amy M. Lessinger Age: 51 Position: President, RE/MAX, LLC

24	RE/MAX Holdings, Inc.	2024 Proxy Statement

INFORMATION ABOUT EXECUTIVE OFFICERS

W. Grady Ligon joined RE/MAX Holdings as its Chief Information Officer in September 2022. He previously served as Chief Information Officer of Fathom Holdings from July 2020 through August 2022, as owner of Safis Digital from February 2021 through July 2022 and as Chief Information Officer of HSF Affiliates (which operates and manages the real estate brokerage and franchise networks Berkshire Hathaway Homes Services and Real Living Real Estate) from 2013 through February 2019.

W. Grady Ligon Age: 56 Position: Chief Information Officer

Ward M. Morrison is the President and Chief Executive Officer of Motto Mortgage and wemlo. He previously served as President of Motto since Motto was launched in the fall of 2016. Prior to leading Motto Mortgage, Mr. Morrison served the Company as Vice President, Region Operations from 2013 to 2016, as Region Vice President from 2011 to 2013, and in various other roles since joining the Company in 2005. Prior to joining the Company, Mr. Morrison worked in various capacities in the real estate and mortgage industries, including as a mortgage broker and CFO of one of the largest RE/MAX brokerages.

Ward M. Morrison Age: 56 Position: President and Chief Executive Officer of Motto Mortgage and wemlo

Serene M. Smith has served as Chief of Staff and Chief Operating Officer since January 2019. She served as Chief Operating Officer since May 2017. Prior to becoming Chief Operating Officer, Ms. Smith served as Senior Vice President, Financial Planning and Business Analytics from January 2016 to May 2017. From April 2014 to December 2015, Ms. Smith served as Vice President, Financial Planning and Analysis and was Vice President, Operational Controller, from April 2010 to April 2014. She has served in various other capacities since joining RE/MAX in 2006.

Serene M. Smith Age: 45 Position: Chief of Staff and Chief Operating Officer

Susie L. Winders has served as Executive Vice President, General Counsel, Chief Compliance Officer, and Secretary since February 2024. She previously served as Senior Vice President, General Counsel, Chief Compliance Officer, and Secretary since March 2023, and as Vice President, General Counsel, Chief Compliance Officer, and Secretary since July 2022. Prior to that role, she was Senior Litigation Counsel since joining RE/MAX in 2009.

Susie L. Winders Age: 53 Position: Executive Vice President, General Counsel, Chief Compliance Officer, and Secretary

2024 Proxy Statement	RE/MAX Holdings, Inc.	25

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

What am I voting on? Stockholders will vote, on an advisory basis, whether to approve the compensation of Named Executive Officers.

We are asking stockholders to approve, on a nonbinding, advisory basis, the compensation paid to our Named Executive Officers (as defined below) as described in this proxy statement. This vote is commonly referred to as a “say on pay” vote.

We encourage stockholders to read the Compensation Discussion and Analysis section below, which describes the philosophy, structure, and goals of our executive compensation program. We also encourage stockholders to review the information in the Compensation Tables section, which sets forth detailed information about Named Executive Officer compensation.

In accordance with Section 14A of the Exchange Act, we are asking stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Stockholders of RE/MAX Holdings, Inc. (the “Company”) approve, on an advisory, nonbinding basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes, and narratives in the Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders.

The advisory say-on-pay resolution is nonbinding on the Board. Although nonbinding, the Board and Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the rules of the SEC.

What is the required vote? The resolution will be approved if a majority of shares voted vote FOR the resolution.

Recommendation of the Board: The Board recommends you vote FOR the approval of the advisory resolution on executive compensation.

26	RE/MAX Holdings, Inc.	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Roadmap

		Page
1	Our Named Executive Officers
	Our Named Executive Officers for 2023	28

2	Overview and Philosophy of our Executive Compensation Program	28
	Compensation philosophy and an overview of decisions on compensation practices

3	Compensation Best Practices	29
	Examples of practices we follow and some that we avoid

4	Performance Highlights	29
	Our key business achievements in 2023

5	Elements of Executive Compensation	30
	Explanation of our primary components of executive compensation

6	Peer Group	35
	List of Peer companies used in 2023

7	Other Compensation Policies and Risk Assessment	35
	Overview of other compensation policies and practices, including stock ownership guidelines, clawback policy, and compensation risk assessment

2024 Proxy Statement	RE/MAX Holdings, Inc.	27

COMPENSATION DISCUSSION AND ANALYSIS

1	Our Named Executive Officers

In this Compensation Discussion and Analysis, we provide information on how we compensate our Named Executive Officers. Our Named Executive Officers for 2023 were:

●	Erik Carlson, Chief Executive Officer;
●	Stephen Joyce, Former Chief Executive Officer
●	Karri Callahan, Chief Financial Officer;
●	Ward Morrison, President and Chief Executive Officer of Motto Mortgage and wemlo;
●	Serene Smith, Chief Operating Officer and Chief of Staff; and
●	Nicholas Bailey, Former President and Chief Executive Officer, RE/MAX, LLC.

2	Overview and Philosophy of our Executive Compensation Program

Our philosophy is that executive compensation should aim to align the goals of management with the interests of the Company and its stockholders and attract and retain talented executives with the skills to help the Company achieve its goals. Toward these ends, we seek to provide a competitive level of compensation that balances rewards for both short-term performance and long-term value creation, promotes accountability, incentivizes, and rewards both corporate and individual performance without encouraging imprudent risk taking, and attracts and retains talented leaders. This philosophy drives all aspects of officer (including Named Executive Officer) compensation, including our base pay guidelines, annual incentive, and grants of long-term equity-based compensation awards. A majority of each of our Executive Officer’s compensation is at risk.

	Role of the Compensation Committee	Role of the CEO

The Compensation Committee is responsible for all aspects of compensation of Executive Officers and Board members and oversees the compensation of other officers and employees. This includes setting appropriate corporate and individual goals for the CEO and other Executive Officers and reviewing their performance, setting their base salaries, short- and long-term incentive compensation, approving any other compensation or benefits, and reviewing and approving compensation policies and programs generally. In determining the amount and mix of compensation, the Committee reviews the compensation levels of the Executive Officers relative to a group of peers. As part of this review, the Compensation Committee considers the financial and operational performance of the Company.

The Chief Executive Officer, working with our Human Resources department and leveraging information from the Compensation Committee’s independent compensation consultant discussed below, recommends to the Compensation Committee the amount and form of compensation for officers other than the CEO. The CEO’s recommendation for each officer is based on his evaluation of Company performance and individual performance, relative to goals that the Board and Company management have set.

	Role of Compensation Consultant	Stockholder Engagement

The Compensation Committee, pursuant to its charter, has the authority to engage advisers to assist the Committee. The Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”) since September 2020. Meridian is independent under NYSE standards. Meridian reports directly to the Compensation Committee. Meridian’s role is to provide advice and data to the Compensation Committee and assist in designing and administering executive compensation programs. Meridian also advises the Compensation Committee on Director compensation.

We value the opportunity to engage with our stockholders and gain insight into their perspectives on our compensation program and other elements of our business strategy and governance practices. We now hold an advisory vote on executive compensation (“say-on-pay”) every year based on the vote of our stockholders in 2023. (The say-on-pay vote was previously every three years based on a stockholder vote in 2017.) The Company values input from stockholders on executive compensation and other matters at any time. As discussed above, we meet regularly with stockholders on a variety of topics, including executive compensation. In our most recent annual governance outreach, we contacted stockholders representing approximately 40% of our outstanding Class A shares and met with stockholders holding almost 25% of our outstanding Class A shares as of December 31, 2023.

28	RE/MAX Holdings, Inc.	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

3	Compensation Best Practices

We have adopted common best practices that are consistent with our compensation philosophy and serve the long-term interests of our stockholders. These include the following:

What we do:	What we don’t do
●
Our short-term incentive award goals are tied to key Company financial and strategic performance metrics.
●
Most executive compensation is “at-risk” and performance driven.
●
The majority of long-term incentive awards for Executive Officers have performance-based vesting.
●
We have multi-year targets for LTI performance.
●
We compare executive compensation targets against a relevant peer group to ensure market competitiveness.
●
We engage with stockholders on executive compensation matters.
●
We have stock ownership guidelines.
●
We have a clawback policy.
●
We conduct a compensation risk assessment.
●
Our LTI program encourages retention of key personnel through long-term vesting.
●
We consider our Company’s “MORE” values when rewarding annual incentives.

●
No excessive perquisites.
●
We do not have single-trigger change in control provisions for cash severance or in equity awards.
●
We do not provide excise tax gross-ups for change in control severance benefits.
●
Our Insider Trading Policy prohibits hedging or pledging Company stock without Board approval.
●
We do not pay accumulated dividends on restricted stock units until vesting.

4	Performance Highlights

Despite a challenging macro-economic environment for the real estate industry, the Company continued to execute on its growth initiatives and grow its franchise brands in 2023.

$325.7M Revenue	$96.3M Adjusted EBITDA[1]

Amidst a historically challenging housing market, RE/MAX Holdings continues to focus on growing its RE/MAX and Motto Mortgage brands, thereby increasing revenue and ultimately the Company’s profitability and cash flow.

Total RE/MAX agent count grew in 2023 by 0.6% to 144,835 agents.

Total open Motto Mortgage franchises increased 6.5% to 246 offices.

1 Adjusted EBITDA is a non-GAAP measure. Please see Appendix 1 on page 66 of this Proxy Statement for a definition of this term and reconciliation with the most directly comparable GAAP measure.

2024 Proxy Statement	RE/MAX Holdings, Inc.	29

COMPENSATION DISCUSSION AND ANALYSIS

5	Elements of Executive Compensation

The compensation of our Named Executive Officers consists primarily of base salary, short-term incentive, and long-term incentive compensation.

Compensation Element	Key Features	Primary Objectives
Base Salary (Fixed)

Factors considered in determining Base Salary:

●
the recommendation of the CEO (for officers other than the CEO),
●
market data provided by the Company’s compensation consultant on base salary paid to similar officers at other companies, and
●
each officer’s experience and performance.
Attract & Retain quality officers who will drive the Company’s success
Short-Term Incentive (At-Risk)

Mr. Joyce was not eligible to participate in the Company’s short-term incentive compensation program. Mr. Carlson’s short-term incentive compensation for 2023 consisted of a bonus pursuant to his employment agreement. This guaranteed bonus applied only to 2023. Each other Executive Officer’s short-term incentive target level is based on a percentage of base salary and the actual payout is based on Company and individual performance.

Motivate & Reward officers for meeting and exceeding personal and corporate objectives
Long-Term Equity Incentive Compensation (At-Risk)

Mr. Carlson’s long-term incentive compensation in 2023 consisted of inducement grants with a mix of time-based vesting and performance-based vesting based on share price targets.

Mr. Joyce’s long-term incentive compensation in 2023 consisted of a grant of stock options in March 2023, which vested over six monthly installments, and monthly RSU grants in each of September, October, and November 2023, all of which vested when Mr. Carlson became CEO in November 2023.

Long-term incentive grants for other Named Executive Officers are restricted stock units, 60% of which have performance-based vesting conditions and 40% of which are time-based.

Incentivize long-term value creation by aligning each officer’s interests with those of stockholders Motivate & Reward Company performance Retain key personnel through long-term vesting
Perquisites and Other Benefits (Fixed)	The Company offers a comprehensive benefit package to all full-time employees designed to attract and retain talented employees at all levels.	Attract & Retain talented employees at all levels

30	RE/MAX Holdings, Inc.	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Pay Mix

Base salary 18%, bonus 32%, equity grant 49%, other 1%. Average of other NEOs: base salary 25%, bonus 23%, equity grant 51%, other 1%

The tables above show the pay mix for Mr. Joyce, our CEO for most of 2023, and the other Named Executive Officers as a group for 2023 based on the actual bonus paid and grant date fair value of equity grants (as reflected in the Summary Compensation Table below).

Base Salary

Each Named Executive Officer receives a base salary, which is a fixed component of their compensation. Paying a competitive base salary is a crucial aspect of attracting and retaining qualified leaders who will drive the Company’s success. Base salary for each of the Executive Officers is determined by the Compensation Committee, taking into account the recommendation of the CEO (for officers other than the CEO), market data provided by the Company’s compensation consultant on base salary paid to similar officers at other companies, and each officer’s performance, in order to determine a base salary level that is competitive and commensurate with the performance, duties, and experience of each Executive Officer. The CEO and Compensation Committee generally evaluate base salary for Executive Officers annually, taking into account factors such as changes in the executive’s role or responsibilities, the executive’s experience and job performance, market performance, and other factors deemed appropriate by the Compensation Committee. Mr. Joyce’s annual base salary for 2023 was $1,200,000 and Mr. Carlson’s annual base Salary for 2023 was $825,000. The table below shows the base salary increases for each of the Named Executive Officers, other than Mr. Joyce and Mr. Carlson (neither of whom received an increase to base salary in 2023). Each of the below Executive Officers received a base salary increase effective on March 1, 2023 and certain of them received an increase effective on September 16, 2023.

	Base Salary	Base Salary	Base Salary
Name	Beginning of 2023 ($)	March 1, 2023 ($)	September 16, 2023 ($)
Karri R. Callahan	398,475	475,000	475,000
Ward M. Morrison	362,250	380,363	430,363
Serene M. Smith	372,600	391,230	391,230
Nicholas R. Bailey	403,650	423,833	478,931

Short-Term Incentive

General Description

We use annual incentives to motivate and reward Executive Officers for meeting and exceeding personal and Company objectives. Mr. Joyce did not participate in the short-term incentive program. Other than a $100,000 signing bonus he received when he entered into his employment agreement in January 2022, he did not receive any short-term incentive related to his tenure as Chief Executive Officer. Mr. Carlson’s short-term incentive compensation for 2023 consisted of a bonus which amount was guaranteed pursuant to his employment agreement. This guaranteed bonus applied only to 2023. The annual incentive paid with respect to 2023 performance for other Named Executive Officers was one-half cash and one-half Class A common stock of the Company that was fully vested upon grant.

2024 Proxy Statement	RE/MAX Holdings, Inc.	31

COMPENSATION DISCUSSION AND ANALYSIS

The annual incentive depends on individual and Company performance during the prior year. Each year, the Compensation Committee adopts an annual short-term incentive plan pursuant to the Omnibus Incentive Plan. Pursuant to the incentive plan for 2023, each of our Named Executive Officers (other than Mr. Joyce and Mr. Carlson) was eligible for an annual incentive based on a percentage of such officer’s base salary.

Award amounts for Executive Officers under the 2023 annual incentive plan are based on both Company and individual performance. For Executive Officers, 70% of the annual incentive is based on Company-wide financial and operational goals and 30% is based on individual strategic initiatives that are tied to profitable growth.

For Company performance, the Compensation Committee uses a measurement called Bonus Adjusted EBITDA1, which is the Company’s Adjusted EBITDA, excluding bonus expense, and including such other adjustments that the Compensation Committee deems appropriate. We believe Bonus Adjusted EBITDA reflects the performance of our business, facilitates a meaningful evaluation of operating results on a comparable basis with historical results and helps align executive compensation with stockholders’ interests.

For individual performance, the CEO, working with our Human Resources department, prepares strategic goals for each Executive Officer (other than the CEO). The Compensation Committee then reviews and revises these goals as it deems appropriate, before approving them. Following the end of the year, the Compensation Committee evaluates the officer’s performance against such goals to establish the individual performance used in determining the annual incentive.

For both Company financial performance and individual strategic goals, the Compensation Committee sets levels for threshold, target, and stretch performance.

2023 Goals and Results

The Compensation Committee set the 2023 Bonus Adjusted EBITDA goals as follows:

Bonus Adjusted EBITDA (in millions)
Threshold	Target	Maximum
(50% Payout)	(100% Payout)	(200% Payout)	Actual
$95.0	$103.0	$116.9	$100.0 (81% of Target)

In addition to Bonus Adjusted EBITDA, the other corporate performance goals for the Named Executive Officers were RE/MAX Agent Count, RE/MAX Franchise Sales, Motto Franchise Sales, and wemlo loans processed. Each Named Executive Officer’s short-term incentive was based in part on these metrics, with individual weighting for each Named Executive Officer.

In 2023, the Company, under the leadership of Mr. Joyce and Mr. Carlson, continued to execute on several strategic initiatives centered on reinvigorating U.S. agent count growth and accelerating the expansion of its growing mortgage business. Individual performance goals for 2023 were largely related to these initiatives and included:

●	Rolling out kvCORE, the next step in the evolution of RE/MAX technology and continuing the transition from certain in-house technology to the kvCORE platform;
●	Launching the MAX/Recruit program, which combines proven principals and tactics such as education, coaching and accountability for RE/MAX Broker/Owners, recruiters and team leaders to help grow their operations;
●	Improving the RE/MAX and Motto customer experience;
●	Opening new Motto offices;
●	Rolling out the wemlo loan brokering system;
●	Managing ongoing industry litigation; and
●	Improving employee success and engagement.

1 Adjusted EBITDA and Bonus Adjusted EBITDA are non-GAAP measures. See Appendix 1 on page 68 of this Proxy Statement for the definition these terms and reconciliation to the most directly comparable GAAP financial measures.

32	RE/MAX Holdings, Inc.	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

After evaluating each Named Executive Officer’s (other than Mr. Carlson and Mr. Joyce) 2023 performance related to their corporate and individual performance goals, the Compensation Committee awarded each Named Executive Officer (other than Mr. Carlson and Mr. Joyce) a bonus as shown below.

The table below shows the target bonus as a percentage of base salary, the target as a dollar amount, and the actual bonus paid to each Named Executive Officer (other than Mr. Joyce and Mr. Carlson). Mr. Joyce is not included because he did not participate in the short-term incentive program and Mr. Carlson is not included because his bonus was paid pursuant to his employment agreement. (The guaranteed bonus for Mr. Carlson applies only to 2023. His bonus for future years will be performance-based.)

	Target Bonus	Target Bonus	Bonus Payout	Bonus Achievement
Name	% of Base Salary	($)	($)	(% of Target)
Karri R. Callahan	70%	332,500	255,070	77%
Ward M. Morrison	70%	301,254	156,336	52%
Serene M. Smith	70%	273,861	173,115	63%
Nicholas R. Bailey	70%	335,252	266,685	80%

Long-Term Equity Incentive Compensation

The Compensation Committee also grants Executive Officers and other Company officers and certain employees equity awards to incentivize long-term value creation by aligning each officer’s interests with those of stockholders, to reward strong performers, and to retain key personnel through long-term vesting.

The Board of Directors, as part of the annual budget process, determines the aggregate budget for all long-term equity awards. The CEO, working with Company management, recommends an individual award for each recipient, including Named Executive Officers (other than the CEO). The Compensation Committee reviews this recommendation and grants equity awards for Executive Officers and, for other recipients, either grants the awards or delegates authority to grant individual awards to the CEO.

Long Term Equity Incentive Grants to Mr. Joyce and Mr. Carlson

Mr. Carlson’s long-term incentive compensation consisted of a mix of approximately 49% performance-based awards and approximately 51% time-based awards, while Mr. Joyce’s long-term incentive compensation consisted of a mix of options, which vested monthly, and time-based awards due to the temporary nature of his role as Interim Chief Executive Officer.

Mr. Carlson’s long-term incentive grants in 2023 comprised time-based RSU grants and a performance-based RSU grant. The time-based grants are (i) RSUs that are scheduled to vest on the first anniversary of his start date and (ii) RSUs that are scheduled to vest on March 1, 2025, March 1, 2026, and March 1, 2027. The performance-based grant is RSUs that vest based on the price of the Company’s class A common stock during a performance that runs through December 31, 2027. The actual number of performance-based RSUs that will vest for Mr. Carlson’s performance awards range from 0% to 200% of the target award, depending on the Company’s volume-weighted average stock price measured over a rolling 60 calendar day period. The table below shows the required volume weighted average price for the respective percentage of target to vest.

		Cumulative
		% of
Stock Price	% of	Target
Threshold	Target	That Has
Levels	Vests	Vested
$20.0	25%	25%
$25.0	25%	50%
$30.0	25%	75%
$35.0	25%	100%
$40.0	25%	125%
$45.0	25%	150%
$50.0	25%	175%
$55.0	25%	200%

2024 Proxy Statement	RE/MAX Holdings, Inc.	33

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Grants to Other Named Executive Officers

Other Named Executive Officers receive restricted stock unit grants, which are a mix of 60% performance-based grants and 40% time-based grants. The Compensation Committee believes that this mix of grants aligns with the Company’s compensation philosophy and goals. Performance-based grants incentivize officers to drive stockholder value. The time-based awards, which generally vest in three equal annual installments, provide more predictable compensation, promote retention, and align Executive Officers’ interests with those of stockholders through meaningful stock ownership.

Each Named Executive Officer (other than Mr. Carlson, and Mr. Joyce) was granted a target number of performance-based restricted stock units, which vest based on Company revenue. The Compensation Committee chose this metric because it supports the Company’s growth strategy, incentivizes Executive Officers to increase revenue in order to drive stockholder value, and diversifies the performance criteria by using different metrics than those used for other incentive programs. The award is based on revenue for three one-year performance periods, with no restricted stock units vesting until the full three-year performance period is complete. The Compensation Committee sets threshold, target, and stretch goals for revenue for each year of the three-year performance period early in each year. If, in any year, the threshold level is not met, the portion of the award based on that year does not vest.

The table below shows the threshold, target, and stretch performance levels, as well as actual results and percentage payout for completed years. (We do not disclose revenue targets prospectively for competitive reasons.)

Revenue-based awards (Revenue in millions)
	Threshold	Target	Maximum		Payout
	(50% Payout)	(100% Payout)	(200% Payout)	Actual	Percentage
2021	$289.3	$304.5	$335.0	$329.7	183%
2022	$337.4	$351.5	$379.6	$347.8	87%
2023	$313.7	$330.2	$363.2	$325.7	86%

Retention Bonuses in Connection with New CEO

In November of 2023, each of the Named Executive Officers, other than Mr. Carlson and Mr. Joyce, entered into a Retention Agreement approved by the Compensation Committee. The Compensation Committee adopted the Retention Agreements primarily to encourage retention of the Company’s management team given the transition of the Company’s Chief Executive Officer and amidst the highly competitive market for talent, both within the real estate and mortgage industries and, more generally, for seasoned top leadership with the specific expertise possessed by these Named Executive Officers.

The table below shows the amount certain each Named Executive Officer are eligible to receive pursuant to the Retention Agreements, other than Mr. Carlson and Mr. Joyce, neither of whom entered into a Retention Agreement. These cash retention awards are payable on the first anniversary of Mr. Carlson’s start date (which was November 13, 2023), other than Ms. Callahan’s award, which is payable on February 28, 2025, subject in each case to the grantee’s employment through the applicable date. The Retention Awards may be paid earlier than such date in the event a Named Executive Officer’s employment is terminated without cause or the Named Executive Officer terminates his or her employment with good reason, or due to death or disability, as such terms are defined in the Retention Agreements. Mr. Bailey’s employment was terminated by the Company without cause (as such term is defined in the Retention Agreement), and therefore Mr. Bailey’s Retention award was paid on March 27, 2024.

Retention Agreement
Name	Payout ($)
Karri R. Callahan	712,500
Ward M. Morrison	430,363
Serene M. Smith	391,230
Nicholas R. Bailey	478,931

Perquisites and Other Benefits

The Company offers a comprehensive benefit package to all full-time employees designed to attract and retain talented employees at all levels. Generally, the Company’s benefits for its Executive Officers are substantially the same as those provided to other officers and employees.

34	RE/MAX Holdings, Inc.	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

6	Peer Group

In selecting peers, the Compensation Committee took a holistic approach, considering revenue and other relevant factors. The peer group includes companies that share similar traits with RE/MAX Holdings, such as franchisors and companies in the real estate industry, lenders, technology companies, and companies based in Colorado. The Company and Meridian regularly review the peer group and the Company has continued to refine the peer group.

In selecting companies for the peer group, one goal was to include companies with comparable revenue as the Company. However, the Compensation Committee believes that it is appropriate to have companies with higher revenue because, as a worldwide franchisor, the responsibilities of management extend beyond the operations and revenue of the Company. The Company operates two franchised brands with franchisees who operate in over 110 countries and territories. While each franchised office is independently owned and operated, Company management is responsible for matters such as managing franchise relationships, including encouraging and supporting franchisees in their growth; marketing, expanding, and protecting the Company’s brands; customer satisfaction; and overall operation of the entire franchised systems. Therefore, the demands on Company management may be greater than those on management of non-franchise companies with similar revenue.

The peer group is one resource for data on executive pay. This data may be supplemented by proprietary surveys of compensation market data and other sources. The Company believes the use of this peer group will allow the Committee to effectively make informed pay decisions.

Peer Group for 2023 Compensation

Anywhere Real Estate, Inc.

CarGurus, Inc.

Cars.com, LLC

Concrete Pumping Holdings, Inc.

CSG Systems International, Inc.

Dine Brands Global, Inc.

Emerald Holding, Inc.

Enova International, Inc.

eXp World Holdings, Inc.

LendingClub Corporation

Marcus & Millichap, Inc.

Noodles & Company

Planet Fitness, Inc.

Quotient Technologies, Inc.

Redfin Corporation

The ONE Group Hospitality, Inc.

Wingstop Inc.

Zillow Group, Inc.

7	Other Compensation Policies and Compensation Risk Assessment

Policies for Hedging and Other Transactions Involving Company Stock

Our Insider Trading Policy prohibits all officers, employees, and Directors from engaging in any of the following activities without the prior written consent of the Board of Directors: pledging Company stock, entering into hedging transactions involving Company stock, short sales of Company stock, and trading in derivative securities related to Company stock. No officers, employees, or Directors have been granted consent to engage in any such transactions.

2024 Proxy Statement	RE/MAX Holdings, Inc.	35

COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines

Ownership of RE/MAX Holdings stock helps align the interests of our Directors and Executive Officers with those of stockholders. To encourage stock ownership, our Board of Directors has adopted stock ownership guidelines applicable to Directors, all Named Executive Officers and other officers who are Senior Vice President or higher. The stock ownership guidelines provide a minimum share ownership level for Directors and certain officers based on a multiple of base salary or cash retainer. The multiples are as follows:

Chief Executive Officer of RE/MAX Holdings
5x base salary
Other Executive Officers
2x base salary
Other officers subject to the guidelines (SVP and higher):
1x base salary
Non-employee Directors:
3x base cash retainer

The guidelines do not mandate a time period to reach the applicable ownership level. Rather, if an officer or Director is below the guidelines’ applicable threshold, he or she may not sell more than one half of the after-tax portion of equity awards without approval of the Compensation Committee (other than those that were vested at the time of our IPO or those that are issued as part of short-term incentive compensation). All shares beneficially owned by the officer or Director, as well as unvested time-based restricted stock units, count toward the threshold. Unvested performance-based restricted stock units do not count towards the threshold.

Clawback Policy

The Board has adopted an Incentive Compensation Recoupment Policy pursuant to which the Board may recover incentive compensation in certain circumstances. The policy was amended and restated in 2023. The policy applies to each officer whom the Board has designated as a Section 16 officer (as defined in Section 16 of the Securities Exchange Act of 1934) of the Company (referred to as “Covered Officers”). Pursuant to the policy, in the event of a restatement of the Company’s financial statements, the Board shall to the extent permitted by applicable law, seek to recover incentive compensation paid to such Covered Officer during the three years preceding the restatement to the extent such incentive compensation exceeded the incentive compensation that would have been paid to such Covered Officer based on the restated results. All compensation, whether paid in cash or in stock, that is based wholly or in part upon the attainment of any measure based on financial reporting measures is subject to the Amended and Restated Incentive Compensation Recoupment Policy.

Compensation Risk Assessment

In 2023, the Compensation Committee, working with its Compensation Consultant, conducted a risk assessment of the Company’s compensation practices. In conducting the assessment, the Committee evaluated the inherent risks of the Company’s business and how the Company’s compensation program mitigates the risk of excessive risk taking. As a result of the risk assessment, the Committee determined that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

36	RE/MAX Holdings, Inc.	2024 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis above. Based on this review and these discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for 2023 for filing with the SEC.

Compensation Committee:

Roger J. Dow, Chair

Norman K. Jenkins

Annita M. Menogan

Dr. Christine M. Riordan

2024 Proxy Statement	RE/MAX Holdings, Inc.	37

COMPENSATION TABLES

Summary Compensation Table

The following table presents information regarding compensation earned by or awards to our Named Executive Officers during fiscal years 2023, 2022, and 2021.

						Non-Equity
				Stock		Incentive Plan	All Other
	Fiscal	Salary	Bonus	Awards		Compensation	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)		($)(3)	($)		Total ($)
Erik Carlson, CEO	2023	112,644	108,493	4,315,215	(4)	—	—		4,536,352
Stephen P. Joyce, Former CEO	2023	1,136,922	—	1,237,318		—	—		2,374,240
	2022	1,000,000	100,000	1,537,536		—	—		2,637,536
Karri R. Callahan, Chief Financial Officer	2023	462,246	—	1,093,919		255,070	58,269	(5)	1,869,504
	2022	396,229	333,000	796,950		99,619	35,345		1,661,143
	2021	380,833	—	770,026		351,900	13,532		1,516,291
Ward M. Morrison, President and CEO, Motto Mortgage and wemlo	2023	391,928	—	887,229		156,336	52,051	(5)	1,487,544
	2022	360,208	280,000	724,500		90,563	28,196		1,483,467
	2021	337,500	—	700,020		319,900	11,767		1,369,187
Serene M. Smith, Chief of Staff and Chief Operating Officer	2023	388,125	—	912,569		173,115	55,581	(5)	1,529,390
	2022	370,500	288,000	745,200		93,150	33,909		1,530,759
	2021	356,667	—	720,004		329,000	14,157		1,419,828
Nicholas R. Bailey, Former President and CEO of RE/MAX, LLC	2023	436,539	—	988,609		266,685	58,225	(5)	1,750,058
	2022	401,375	312,000	807,300		100,913	18,448		1,640,036
	2021	377,288	—	762,493		356,400	7,773		1,503,954
(1)	Represents discretionary cash bonuses in the year in which they were earned. Bonuses paid pursuant to incentive plans are reported in the “Non-Equity Incentive Plan Compensation” column. For Mr. Carlson, the amount represents the guaranteed bonus for 2023 that he received pursuant to his employment agreement.
(2)	Reflects the grant date fair value of options and RSUs granted to Mr. Joyce and RSUs granted to other Named Executive Officers, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 13 to our audited consolidated financial statements in our 2023 Annual Report. A portion of the awards to Mr. Carlson, Mr. Bailey, Ms. Callahan, Mr. Morrison, and Ms. Smith were performance-based RSUs. The value of the performance-based RSU awards granted in 2023 (excluding Mr. Carlson), assuming achievement of the maximum performance level for performance-based awards, would have been: Mr. Bailey: $1,060,120; Ms. Callahan: $1,188,111; Mr. Morrison: $951,398; and Ms. Smith: $978,569.
(3)	Reflects the awards that our Named Executive Officers received under each year’s incentive plan. The awards in this column were paid half in cash and half in Class A common stock of the Company. Further details of incentive plans are above in the Compensation Discussion and Analysis.
(4)	Assumes achievement of the maximum performance-level for Mr. Carlson’s performance-based awards. The actual number of restricted stock units that vest will range from 0% to 200% of the target award, depending on the Company’s stock price over the performance period.
(5)	Reflects matching contributions made under our 401(k) plan ($11,250 for each of Ms. Callahan, Ms. Smith, and Mr. Bailey and $15,000 for Mr. Morrison), dividend equivalents paid in cash upon vesting of RSUs (Ms. Callahan: $47,019, Mr. Morrison: $37,051, Ms. Smith: $44,331, and Mr. Bailey: $46,975).

38	RE/MAX Holdings, Inc.	2024 Proxy Statement

COMPENSATION TABLES

Grants of Plan-Based Awards

The following table provides information regarding equity grants to our Named Executive during 2023.

									All other
									stock					Grant date
									awards		All other			fair value
									Number of		option			of
		Estimated future payouts under			Estimated future payouts under				shares of		awards:		Exercise	stock and
		non-equity incentive plan awards (1)			equity incentive plan awards				stock or		Number of		or base	option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum		units		Securities		price	awards
Name	date	($)	($)	($)	(#)	(#)	(#)		(#)		(#)		($)	($) (9)
Erik Carlson	11/13/2023				—	290,324	580,648	(2)						1,734,686
	11/13/2023				—	—	—		287,364	(4)				2,580,529
Stephen P. Joyce	3/1/2023	—	—	—	—	—	—		—		157,003	(8)	18.58	937,308
	9/7/2023	—	—	—	—	—	—		6,789	(5)				100,002
	10/1/2023	—	—	—	—	—	—		7,728	(5)				100,000
	11/1/2023	—	—	—	—	—	—		8,819	(5)				100,007
Karri R. Callahan	—	166,250	332,500	665,000	—	—	—		—					—
	5/24/2023	—	—	—	15,414	30,828	61,656	(3)	—					594,056
	5/24/2023	—	—	—	—	—	—		25,940	(6)				499,864
	2/22/2023	—	—	—	—	—	—		2,663	(7)				49,798
Ward M. Morrison	—	150,627	301,254	602,508	—	—	—		—					—
	5/24/2023	—	—	—	12,343	24,686	49,372	(3)	—					475,699
	5/24/2023	—	—	—	—	—	—		21,356	(6)				411,530
	2/22/2023	—	—	—	—	—	—		2,421	(7)				45,273
Serene M. Smith	—	136,931	273,861	547,722	—	—	—		—					—
	5/24/2023	—	—	—	12,696	25,391	50,782	(3)	—					489,285
	5/24/2023	—	—	—	—	—	—		21,966	(6)				423,285
	2/22/2023	—	—	—	—	—	—		2,490	(7)				46,563
Nicholas R. Bailey	—	167,626	335,252	670,503	—	—	—		—					—
	5/24/2023	—	—	—	13,754	27,507	55,014	(3)	—					530,060
	5/24/2023	—	—	—	—	—	—		23,796	(6)				458,549
	2/22/2023	—	—	—	—	—	—		2,698	(7)				50,453
(1)	Represents potential payouts under the 2023 bonus plan. Actual amounts paid are reflected above in the Summary Compensation Table.
(2)	These equity awards were made pursuant to the inducement award exception under the New York Stock Exchange Rule 303A.08 and were not granted from the 2023 Plan (as defined below). The actual number of performance-based restricted stock units that will vest for Mr. Carlson’s performance awards range from 0% to 200% of the target award, dependent on the Company’s volume-weighted average stock price measured over a rolling 60 calendar day period from the grant date through December 31, 2027.
(3)	Represents performance-based RSUs that are subject to vesting based on Company performance during 2023, 2024, and 2025.
(4)	These equity awards were made pursuant to the inducement award exception under the New York Stock Exchange Rule 303A.08 and were not granted from the 2023 Plan. Represents (i) time-based RSUs issued to Mr. Carlson that are scheduled to vest on March 1, 2025, 2026, and 2027, and (ii) time-based RSUs issued to Mr. Carlson that are scheduled to vest in full on November 13, 2024.
(5)	Represents retention time-based RSUs issued to Mr. Joyce, all of which vested on November 13, 2023.
(6)	Represents (i) time-based RSUs, one-third of which vested on March 1, 2024, and the remainder of which are scheduled to vest on March 1, 2025, and 2026, and (ii) retention time-based RSUs, all of which vested on March 1, 2024.
(7)	Represents vested shares of RE/MAX Holdings Class A stock issued for the portion of the bonus with respect to 2022 performance that was paid in stock.
(8)	Represents stock options granted to Mr. Joyce that vested in six equal monthly installments beginning on March 31, 2023.
(9)	Reflects the grant date fair value of stock options and RSUs granted to each Named Executive Officer, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See Note 13 to our audited consolidated financial statements in our 2023 Annual Report.

2024 Proxy Statement	RE/MAX Holdings, Inc.	39

COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding outstanding equity awards held by our Named Executive Officers as of the end of fiscal year 2023.

		Stock Awards						Option Awards
									Equity Incentive
					Equity Incentive		Equity Incentive		Plan Awards:
					Plan Awards:		Plan Awards:	Number of	Number of
					Number of		Market or Payout	Securities	Securities
		Number of		Market Value	unearned		value of unearned	Underlying	Underlying
		Shares or		of Shares or	shares,		shares, units, or	Unexercised	Unexercised	Option
		Units of Stock		Units of Stock	units, or other		other rights	Options	Unearned	Exercise	Option
		That Have Not		That Have Not	rights that have		that have	Exercisable	Options	Price	Expiration
Name	Grant Date	Vested (#)		Vested ($) (1)	not vested (#)		not vested ($) (1)	(#)	(#)	($)	Date
Erik Carlson	11/13/2023	93,815	(6)	1,250,554
	11/13/2023	193,549	(7)	2,580,008
	11/13/2023				580,648	(8)	7,740,038
Stephen P. Joyce	1/10/2022							91,827		29.91	1/10/2032
	9/7/2022							62,000		21.85	9/6/2032
	3/1/2023							157,003		18.58	3/1/2033
Karri R. Callahan	3/1/2021	2,461	(2)	32,805
	3/1/2022	7,171	(3)	95,589
	5/24/2023	20,552	(4)	273,958
	5/24/2023	5,388	(2)	71,822
	3/1/2021				11,074	(5)	147,616
	3/1/2022				16,133	(5)	215,053
	5/24/2023				30,828	(5)	410,937
Ward M. Morrison	3/1/2021	2,238	(2)	29,833
	3/1/2022	6,519	(3)	86,898
	5/24/2023	16,458	(4)	219,385
	5/24/2023	4,898	(2)	65,290
	3/1/2021				10,067	(5)	134,193
	3/1/2022				14,666	(5)	195,498
	5/24/2023				24,686	(5)	329,064
Serene M. Smith	3/1/2021	2,302	(2)	30,686
	3/1/2022	6,705	(3)	89,378
	5/24/2023	16,928	(4)	225,650
	5/24/2023	5,038	(2)	67,157
	3/1/2021				10,354	(5)	138,019
	3/1/2022				15,086	(5)	201,096
	5/24/2023				25,391	(5)	338,462
Nicholas R. Bailey	3/1/2021	2,302	(2)	30,686
	9/27/2021	181	(2)	2,413
	3/1/2022	7,263	(3)	96,816
	5/24/2023	18,338	(4)	244,446
	5/24/2023	5,458	(2)	72,755
	3/1/2021				11,164	(5)	148,816
	3/1/2022				16,343	(5)	217,852
	5/24/2023				27,507	(5)	366,668
(1)	Value is calculated by multiplying the number of unvested RSUs by $13.33, which was the closing market price of our Class A common stock on December 31, 2023.
(2)	Represents time-based RSUs that vested on March 1, 2024.
(3)	Represents time-based RSUs, half of which vested on March 1, 2024, and half of which are scheduled to vest on March 1, 2025.
(4)	Represents time-based RSUs, one third of which vested on March 1, 2024, and the remainder of which are scheduled to vest on March 1, 2025 and 2026.
(5)	Represents performance-based RSUs which were subject to vesting based on Company performance during the three-year performance period beginning on January 1 of the year in which they were granted. The numbers set forth above represent the target number of RSUs.
(6)	Represents time-based RSUs scheduled to vest on November 13, 2024. These equity awards were made pursuant to the inducement award exception under the New York Stock Exchange Rule 303A.08 and were not granted from the 2023 Plan.
(7)	Represents time-based RSUs, one third of which are scheduled to vest on March 1, 2025, and the remainder of which are scheduled to vest on March 1, 2026, and 2027. These equity awards were made pursuant to the inducement award exception under the New York Stock Exchange Rule 303A.08 and were not granted from the 2023 Plan.
(8)	These equity awards were made pursuant to the inducement award exception under the New York Stock Exchange Rule 303A.08 and were not granted from the 2023 Plan. The actual number of performance-based restricted stock units that will vest for Mr. Carlson’s performance awards range from 0% to 200% of the target award, dependent on the Company’s volume-weighted average stock price measured over a rolling 60 calendar day period from the grant date through December 31, 2027.

40	RE/MAX Holdings, Inc.	2024 Proxy Statement

COMPENSATION TABLES

Option Exercises and Stock Vested for Fiscal Year 2023

The following table shows stock awards that vested during fiscal year 2023.

	Stock awards
	Number of shares	Value realized
	acquired on vesting	on vesting
Name	(#)(1)	($)(2)
Erik Carlson	—	—
Stephen P. Joyce	23,336	209,557
Karri R. Callahan	23,118	428,011
Ward M. Morrison	18,923	350,395
Serene M. Smith	21,751	402,699
Nicholas R. Bailey	23,220	429,904
(1)	Includes shares from LTI awards that vested in 2023, the portion of the bonus with respect to 2022 performance which was paid in vested shares of RE/MAX Holdings Class A stock in 2023, as well as performance-based shares from LTI awards that vested in 2022 but were not outstanding and issued until 2023.
(2)	Represents the amounts realized based on the fair market value of our stock upon vesting or delivery, which is the closing price the day before the applicable vesting or delivery date.

2024 Proxy Statement	RE/MAX Holdings, Inc.	41

OTHER COMPENSATION INFORMATION

Employment Agreements

We have generally not entered into employment agreements with our Executive Officers other than Chief Executive Officers. We currently have an employment agreement with Mr. Carlson, our Chief Executive Officer. Mr. Joyce, who served as Chief Executive Officer on an interim basis, had an employment agreement during his time in that role.

Mr. Carlson’s employment agreement provides that, if the Company terminates Mr. Carlson’s employment without cause or Mr. Carlson resigns for good reason, Mr. Carlson would be entitled to (i) if he is employed by the Company for less than two years, a pro-rated bonus for the year of termination based on actual performance, base salary continuation for 12 months and payment or reimbursement of employer portion of the COBRA premiums for 12 months or (ii) if he is employed for two years or more, a pro-rated bonus for the year of termination based on actual performance, base salary continuation for 18 months and payment or reimbursement of COBRA premiums for 18 months. If Mr. Carlson’s employment is terminated without cause or if Mr. Carlson resigns for good reason within two years following a Change in Control, Mr. Carlson would be entitled to a lump sum payment equal to 2.5 times the sum of his then current base salary and target annual bonus, and payment or reimbursement of COBRA premiums for 30 months.

Mr. Joyce’s employment agreement provided that, if his employment were to be terminated by the Company without cause, he would be entitled to one month of base salary.

Retention Agreements

In November 2023, in connection with Mr. Carlson’s appointment as CEO, we entered into Retention Agreements with each of Ms. Callahan, Ms. Smith, Mr. Morrison, and Mr. Bailey. The Retention Agreements provide for payments of the applicable retention bonus in the event the Named Executive Officer’s employment is terminated by the Company without cause, by the Named Executive Officer for good reason or due to death or disability (as such terms are defined in the agreements) prior to February 28, 2025 (or for Ms. Callahan, November 13, 2024). See “Compensation Discussion and Analysis – Short Term Incentive” for further details.

Additionally, our Named Executive Officers may be entitled to certain benefits upon separation from the Company or a change in control, as described below.

Potential Payments on Termination/Change in Control

We maintain a Severance and Retirement Plan (the “Severance Plan”) that is applicable to all employees, including Named Executive Officers, who meet certain eligibility requirements. The restricted stock unit agreements with our employees, including Named Executive Officers, provide for accelerated vesting in the event the executive’s employment is terminated within two years following a change in control or if outstanding equity awards are not converted into equivalent awards by the acquiring or successor entity following a change in control.

The Severance Plan sets forth benefits eligible employees will receive if they are involuntarily terminated due to position elimination or reduction in force or in other circumstances that the Company determines should result in the payment of severance benefits and retirement benefits if they meet retirement requirements.

We also maintain a Change in Control Severance Plan (the “Change in Control Plan”) for Named Executive Officers and a small group of other employees in critical functions necessary to execute a successful transaction. The Change in Control Plan provides for payments and benefits to eligible employees in the event their employment is terminated by the Company, or they terminate their employment for good reason within two years following a Change in Control. Payments and benefits under the Change in Control Plan are in lieu of, and not in addition to, those under the Severance Plan.

Payment of benefits under the Severance Plan and the Change in Control Plan are conditioned upon the employee signing an agreement and release in a form provided by the Company that (i) provides a comprehensive release of claims against the Company and (ii) contains non-solicitation and non-disparagement provisions.

Payments and benefits to Mr. Carlson in the event his employment is terminated without cause or he resigns for good reason are covered by his employment agreement and therefore he is not eligible for payments or benefits under the Severance Plan or the Change in Control Plan.

Mr. Joyce service as CEO ended on November 13, 2023, in connection with Mr. Carlson’s appointment as CEO. Pursuant to the amended and restated interim executive agreement between the Company and Mr. Joyce, Mr. Joyce continued to be employed as an advisor for 30 days following Mr. Carlson’s appointment, during which time he received the same compensation and benefits that he received as CEO.

42	RE/MAX Holdings, Inc.	2024 Proxy Statement

OTHER COMPENSATION INFORMATION

Involuntary Termination for Cause or Voluntary Resignation Without Good Reason

None of our Named Executive Officers serving as of December 31, 2023 was entitled to any severance payments or other payments following involuntary termination for cause or voluntary resignation without good reason as of such date (other than for retirement, as discussed below).

Retirement

Under the Severance Plan, employees who meet the conditions for retirement are entitled to (i) if the retirement occurs after June 30, a prorated bonus based on actual performance for the year of termination, (ii) full vesting of time-based RSUs and (iii) continued vesting of performance-based RSUs, based on actual performance during the performance periods. Employees who are at least age 50 and have provided at least of 10 years of service, and the sum of whose age and years of service equals or exceeds 70 are eligible for such retirement benefits if they provide the Company at least six months’ notice.

As of December 31, 2023, Ward Morrison was the only Named Executive Officer who was retirement eligible under the Severance Plan had he given the Company at least six months’ notice.

Death or Disability

Under the Retention Agreements, had the employment of Ms. Callahan, Ms. Smith, Mr. Morrison or Mr. Bailey terminated due to death or disability on December 31, 2023, they would be entitled to payment of their retention bonuses. See “Compensation Discussion and Analysis – Short Term Incentive” for further details.

Further, our time-based RSU agreements provide that time-based RSUs vest upon termination due to death or disability. For performance-based RSUs, RSUs relating to any completed performance periods and the then-current performance period would vest based on actual performance and RSUs related to performance periods that have not yet commenced would be forfeited.

Voluntary Resignation with Good Reason or Involuntary Termination Without Cause (Outside of Change in Control Protection Period)

As noted above, Mr. Carlson is our only employee with an employment agreement. The agreement provides certain benefits in the event he is terminated without cause or he terminates his employment with good reason, as such terms are defined in the agreement.

Our other employees, including Named Executive Officers, are entitled to certain benefits under the Severance Plan if they are terminated involuntarily without cause. Further, certain Named Executive Officers entered into retention agreements in late 2023 (in connection with Mr. Carlson’s appointment as CEO) that provide payment if the Named Executive Officer is involuntarily terminated without cause or resigns with good reason.

The benefits under the Severance Plan for our Named Executive Officers (other than Mr. Carlson) comprise one year’s salary, outplacement assistance, continuation of health benefits, and a pro-rated bonus. Certain amounts in the tables below, including the amounts for outplacement assistance and continuation of health benefits shown in the “Other Benefits” columns, are estimates.

Change in Control

Named Executive Officers are entitled to accelerated vesting of RSUs in the event of a change in control only if the RSUs are not converted into an equivalent award by the acquiring or successor entity.

2024 Proxy Statement	RE/MAX Holdings, Inc.	43

OTHER COMPENSATION INFORMATION

Voluntary Resignation with Good Reason or Involuntary Termination Without Cause Following a Change in Control

Named Executive Officers are entitled to certain payments and benefits in the event that, following a change in control, their employment is involuntarily terminated without cause or they voluntarily resign with good reason. For Mr. Carlson, these payments and benefits are pursuant to his employment agreement and equity award agreements. For other Named Executive Officers, these payments and benefits are pursuant to the Change in Control Plan, equity award agreements, and 2023 retention agreements. Mr. Carlson would be entitled to a lump sum payment equal to 2.5 times the sum of his base salary and target annual bonus, and costs of the employer portion of the COBRA premiums for 30 months under his employment agreement. Other Named Executive Officers would be entitled to a lump sum cash payment equal to 2.0x of the Named Executive Officer’s base salary and target annual incentive award under the Change in Control Plan, 24 months of continued benefits, and outplacement assistance. (The same payments and benefits are available to Named Executive Officers if they voluntarily resign with good reason following a change in control. However, in a hypothetical change in control on December 31, 2023, such resignation could not have occurred on the same day due to the notice requirements and cure periods set forth in the applicable agreements and policies.)

The table below sets forth the amounts that each Named Executive Officer would receive in each of the termination scenarios, based on a hypothetical termination on December 31, 2023.

					Termination
					Without Cause or
					With Good
					Reason	Termination
			Termination		Following	Due to
		Termination	With Good	Change in	Change in	Death or
		Without Cause	Reason	Control	Control	Disability	Retirement
Name	Element	($)	($)	($)(1)	($)	($)	($)(2)
Erik Carlson	Salary	825,000	825,000	—	4,640,625	—	—
	Bonus	108,493	108,493	—	108,493	—	—
	Retention Bonus	—	—	—	—	—	—
	Equity	—	—	3,830,562	3,830,562	3,830,562	—
	Other Benefits	7,200	7,200	—	18,000	—	—
	Total	940,693	940,693	940,693	8,597,680	3,830,562	—
Karri R. Callahan	Salary	475,000	—	—	1,615,000	—	—
	Bonus	255,070	—	—	332,500	—	—
	Retention Bonus	712,500	712,500	—	712,500	712,500	—
	Equity	—	—	1,236,799	1,236,799	891,165	—
	Other Benefits	14,700	—	—	21,900	—	—
	Total	1,457,270	712,500	1,236,799	3,918,699	1,603,665	—
Ward M. Morrison	Salary	430,363	—	—	1,463,234	—	—
	Bonus	156,336	—	—	301,254	—	156,336
	Retention Bonus	430,363	430,363	—	430,363	430,363	—
	Equity	—	—	1,052,262	1,052,262	767,733	1,052,262
	Other Benefits	14,700	—	—	21,900	—	—
	Total	1,031,762	430,363	1,052,262	3,269,014	1,198,096	1,208,598
Serene M. Smith	Salary	391,230	—	—	1,330,182	—	—
	Bonus	173,115	—	—	273,861	—	—
	Retention Bonus	391,230	391,230	—	391,230	391,230	—
	Equity	—	—	1,082,311	1,082,311	789,651	—
	Other Benefits	14,700	—	—	21,900	—	—
	Total	970,275	391,230	1,082,311	3,099,484	1,180,881	—
Nicholas R. Bailey	Salary	478,931	—	—	1,628,365	—	—
	Bonus	266,685	—	—	335,252	—	—
	Retention Bonus	478,931	478,931	—	478,931	478,931	—
	Equity	—	—	1,171,507	1,171,507	854,453	—
	Other Benefits	14,700	—	—	21,900	—	—
	Total	1,239,247	478,931	1,171,507	3,635,955	1,333,384	—
(1)	Represents estimated value of accelerated vesting of RSUs for each Named Executive Officer serving as of December 31, 2023, based on a hypothetical change in control on such date. (Vesting would not be accelerated if the awards were converted, unless the Named Executive Officer resigns with good reason or is terminated without cause.)
(2)	Represents estimated value of payments and benefits under our Severance Plan based on a hypothetical retirement on December 31, 2023. Mr. Morrison is the only Named Executive Officer who met the eligibility requirements under the plan on such date.

44	RE/MAX Holdings, Inc.	2024 Proxy Statement

OTHER COMPENSATION INFORMATION

Principal Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Erik Carlson, who was our Principal Executive Officer beginning as of November 15, 2023, the date we used for selecting our median employee.

We are using the same median employee that we used with respect to 2022 compensation. We identified the median employee by examining the compensation (including annual base salary, bonuses, commissions, incentives, and overtime) of all of our employees, other than Mr. Joyce (our CEO at the time), as of November 15, 2022. The employee we identified as the median employee for 2021 is in a substantially similar role and that person’s compensation has not changed materially since being identified as the median employee.

The total compensation for 2023 of the employee identified as the median employee was $99,986. This includes a base salary of $89,548, a bonus of $6,989 (which was paid approximately half in cash and half in stock), and a 401(k) match of $3,449.

The total 2023 compensation for Mr. Carlson, our CEO since November 13, 2023, as reported in the Summary Compensation Table above was $4,536,352. (The majority of Mr. Carlson’s compensation was an inducement award of restricted stock units. For the performance-based portion of the award, the value of the award is calculated based on achievement of the maximum performance level (200% of target). The actual number of restricted stock units that vest will range from 0% to 200% of the target award, depending on the Company’s stock price over the performance period.) The ratio of our CEO’s compensation to that of the median employee for 2023 was approximately 45 to 1. Excluding Mr. Carlson’s inducement award of $1,000,000 of time-based RSUs that vest after one year, which we do not expect to be recurring, the ratio would be 36 to 1.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company’s executive compensation aligns with the Company’s performance, refer to “Compensation Discussion and Analysis.” The Compensation Committee did not consider the Compensation Actually Paid measure below in making its compensation decisions for any of the years shown below given the timing of the new required disclosure.

Average
			Average	Compensation
	Summary	Compensation	SCT	Actually	Value of Initial Fixed $100
	Compensation	Actually	Total for	Paid to	Investment Based On:			Net		Adjusted
	Table (SCT)	Paid to	Non-PEO	to Non-PEO		Peer Group	Peer Group	Income (loss)	Revenue	EBITDA
Fiscal Year	Total for PEO[1]	PEO [2]	NEOs	NEOs [3]	TSR	TSR (Russell)[4]	TSR (S&P)[4]	($ thousands)	($ thousands)	($ thousands)
2023 (Carlson)	$4,536,352	$ 11,737,489	$ 1,659,124	$ 1,009,774	$ 39.49	$ 128.14	$ 137.42	($ 98,486)	$ 325,671	$ 96,288
2023 (Joyce)	$ 2,374,240	$ 2,257,548
2022 (Joyce)	$ 2,637,536	$ 2,220,880	$ 1,578,851	$ 801,784	$ 53.19	$ 109.59	$ 118.41	$ 10,757	$ 353,386	$ 121,632
2022 (Contos)	$ 1,943,210	$ 80,775
2021	$ 4,439,971	$ 3,179,434	$ 1,452,315	$ 1,096,371	$ 83.76	$ 137.74	$ 141.13	($ 24,620)	$ 329,701	$ 119,583
2020	$ 2,394,169	$ 2,359,574	$ 1,127,829	$ 1,235,646	$ 97.26	$ 119.96	$ 111.29	$ 20,546	$ 266,001	$ 92,558

(1)

During the year 2023, Erik Carlson became Chief Executive Officer, replacing Steve Joyce, effective November 13, 2023. During the year 2022, Adam Contos stepped down as Chief Executive Officer, effective March 31, 2022. During March 2022, Mr. Contos and Mr. Joyce served as Co-CEOs and Mr. Joyce became CEO, on an interim basis, upon Mr. Contos’s departure. For the years 2021 and 2020, Mr. Contos served as CEO for the full year.

2024 Proxy Statement	RE/MAX Holdings, Inc.	45

OTHER COMPENSATION INFORMATION

(2)

The following table sets forth the adjustments made to the Summary Compensation Table (“SCT”) Total for Principal Executive Officer during each year presented to determine compensation actually paid (“CAP”) to PEO, with “fair value” calculated in accordance with ASC Topic 718 as of the end of the specified period:

	Fiscal Year
	2023	2023	2022	2022	2021	2020
	Current CEO	Former CEO (Joyce)		Former CEO (Contos)
SCT Total for PEO	$4,536,352	$2,374,240	$2,637,536	$1,943,210	$4,439,971	$2,394,169
Deduct amounts reported under “Stock Awards” Column of the SCT	(4,369,463)	(300,010)	-	(966,175)	(2,960,458)	(1,420,087)
Deduct amounts reported under “Option Awards” Column of the SCT	-	(937,308)	(1,537,536)	-	-	-
Add the fair value of awards granted and vested during the fiscal year	-	1,137,069	884,929	779,182	175,016	189,009
Add the fair value of awards granted in the fiscal year that remain outstanding and unvested as of fiscal year-end	11,570,600	-	235,951	-	1,789,507	1,600,050
Add (Subtract) change in fair value of awards granted in any prior year that remain outstanding and unvested as of the fiscal year-end [a]	-	-	-	-	(113,141)	(60,409)
Add (Subtract) change in fair value from prior year-end to vesting date of awards granted in any prior year that vested during the fiscal year [b]	-	(16,443)	-	(96,975)	78,848	(55,022)
Subtract fair value of awards granted in any prior year that were forfeited or failed to vest during the fiscal year [c]	-	-	-	(1,578,467)	(230,309)	(288,136)
Add dividends on unvested awards paid during the fiscal year	-	-	-	-	-	-
Add incremental fair value of awards modified during the fiscal year	-	-	-	-	-	-
Compensation Actually Paid	$11,737,489	$2,257,548	$2,220,880	$80,775	$3,179,434	$2,359,574

(a)	Includes the fair value of the current year RSU awards and all tranches of PSU awards, without respect to the award performance period. Per U.S. GAAP, if a PSU award does not have an established metric, there is no grant date and therefore would not be included for financial reporting purposes until the performance metrics are established. The values do not necessarily correspond to the actual value that will be received by the Executive Officers upon vesting.
(b)	Includes the change in fair value of RSU awards that were issued in a prior year, relative to the respective fiscal year. In addition, as discussed above, all tranches of PSU awards issued in a prior year, relative to the respective fiscal year, are included without respect to the award performance period. Per U.S. GAAP, if a PSU award does not have an established metric, there is no grant date and therefore would not be included for financial reporting purposes until the performance metrics are established. The values do not necessarily correspond to the actual value that will be received by the Executive Officers upon vesting.
(c)	The value in this row includes the aggregate fair value of awards forfeited by Mr. Contos when he left the Company on March 31, 2022.

46	RE/MAX Holdings, Inc.	2024 Proxy Statement

OTHER COMPENSATION INFORMATION

(3) The following table sets forth the adjustments made to the SCT during each year presented to determine the average CAP to the Non-PEO NEOs, with “fair value” calculated in accordance with ASC Topic 718 as of the end of the specified period:

	Fiscal Year
	2023	2022	2021	2020
Average SCT Total for non-PEO NEOs	$1,659,124	$1,578,851	$1,452,315	$1,127,829
Deduct amounts reported under “Stock Awards” Column of the SCT	(1,076,988)	(816,509)	(907,803)	(720,172)
Deduct amounts reported under “Option Awards” Column of the SCT	-	-	-	-
Add the fair value of awards granted and vested during the fiscal year	48,022	169,667	41,730	77,634
Add the fair value of awards granted in the fiscal year that remain outstanding and unvested as of fiscal year-end	671,398	483,308	631,943	871,869
Add (Subtract) change in fair value of awards granted in any prior year that remain outstanding and unvested as of the fiscal year-end [a]	(126,322)	(253,708)	(57,410)	(10,973)
Add (Subtract) change in fair value from prior year-end to vesting date of awards granted in any prior year that vested during the fiscal year [b]	(127,632)	(129,178)	10,591	(22,986)
Subtract fair value of awards granted in any prior year that were forfeited or failed to vest during the fiscal year	(37,828)	(230,647)	(74,995)	(87,555)
Add dividends on unvested awards paid during the fiscal year	-	-	-	-
Add incremental fair value of awards modified during the fiscal year	-	-	-	-
Compensation Actually Paid	$1,009,774	$801,784	$1,096,371	$1,235,646

(a) Includes the fair value of the current year RSU awards and all tranches of PSU awards, without respect to the award performance period. Per U.S. GAAP, if a PSU award does not have an established metric, there is no grant date and therefore would not be included for financial reporting purposes until the performance metrics are established. The values do not necessarily correspond to the actual value that will be received by the Executive Officers upon vesting.

(b) Includes the change in fair value of RSU awards that were issued in a prior year, relative to the respective fiscal year. In addition, as discussed above, all tranches of PSU awards issued in a prior year, relative to the respective fiscal year, are included without respect to the award performance period. Per U.S. GAAP, if a PSU award does not have an established metric, there is no grant date and therefore would not be included for financial reporting purposes until the performance metrics are established. The values do not necessarily correspond to the actual value that will be received by the Executive Officers upon vesting.

(4) Peer group TSR includes the Russell 2000 Index (Russell) and the S&P SmallCap 600 Index (S&P).

Tabular List of Financial Performance Measures

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The performance measures that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

●	Adjusted EBITDA
●	Revenue
●	RMAX rTSR Percentile

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable “pay-for-performance” philosophy. The Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance Table.

2024 Proxy Statement	RE/MAX Holdings, Inc.	47

OTHER COMPENSATION INFORMATION

Compensation Actually Paid and Company TSR

Peer Group is Russell 2000 Index; previous peer group is S&P SmallCap 600 Index; Value of Initial Fixed Investment assumes that the value of the investment in our common stock and in the peer group (including reinvestment of dividends) was $100 at market close on December 31, 2019 (the last trading day of 2019), and tracks such investment through market close on the last trading day of each applicable year.

Compensation Actually Paid and Net Income*

* Net income in 2021 was adversely impacted by a $40.9 million loss recorded on our contractual relationship with INTEGRA which was settled with the acquisition of INTEGRA. The loss represents the fair value of the difference between the historical contractual rates paid by INTEGRA and the current market rate. The loss is recorded in “Settlement and impairment charges” in the accompanying Consolidated Statements of Income (Loss). See Note 6, Acquisitions in the Annual Report on Form 10-K for the year ended December 31, 2021, for additional information about this acquisition.

48	RE/MAX Holdings, Inc.	2024 Proxy Statement

OTHER COMPENSATION INFORMATION

Compensation Actually Paid and Adjusted EBITDA1

1 Adjusted EBITDA is a non-GAAP measure. Please see Appendix 1 on page 66 of this Proxy Statement for a definition of this term and reconciliation with the most directly comparable GAAP measure.

Compensation Actually Paid and Revenue

2024 Proxy Statement	RE/MAX Holdings, Inc.	49

OTHER COMPENSATION INFORMATION

Peer Group TSR and Company TSR

Employee Benefit and Stock Plans

The 2023 Omnibus Incentive Plan

In 2023, our Board of Directors adopted, and our stockholders approved, the RE/MAX Holdings 2023 Omnibus Incentive Plan (the “2023 Plan”).

The 2023 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to our employees and any parent and subsidiary employees, and for the grant shares of our Class A common stock, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, cash-based awards (including annual cash incentives and long-term cash incentives), and any combination thereof to our employees, Directors, and consultants and those of any affiliated entity, including RMCO and its subsidiaries. This is a summary of the 2023 Plan, not a complete description, and is qualified in its entirety by reference to the full text of the 2023 Plan. As of the April 1, 2024 (the” Record Date”), approximately 45 officers, 500 other employees, and ten non-employee Directors were eligible to participate in the 2023 Plan. The administrator of the 2023 Plan also has discretion to grant awards to consultants, although we have not historically done so and, as of the Record Date, there are no consultants the administrator would likely consider for the grant of awards. Participation in the 2023 Plan provides eligible persons an incentive, through ownership of the Company’s common stock, to continue in service to the Company and related entities, and helps the Company compete effectively for the services of qualified persons.

The Compensation Committee of the Board of Directors administers the 2023 Plan and is referred to as the “administrator.” The administrator has the power to determine and interpret the terms and conditions of the awards, including the employees, Directors, and consultants who will receive awards, the exercise price, the number of shares subject to each such award, the vesting schedule and exercisability of the awards, the restrictions on transferability of awards, and the form of consideration payable upon exercise.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2023 Plan prohibits repricing of any outstanding stock option or SAR awards without the prior approval of our stockholders. Specifically, without prior affirmative approval of Company’s stockholders, the Company may not (a) reduce the per share exercise price of an option or base amount of a SAR, (b) cancel, surrender, replace or otherwise exchange any outstanding option or SAR where the fair market value of a share of our Class A common stock underlying such option or SAR is less than its per share exercise price or base amount for a new stock option or SAR, another award, cash, shares or other securities or (c) take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the our shares of Class A common stock are listed or quoted

50	RE/MAX Holdings, Inc.	2024 Proxy Statement

OTHER COMPENSATION INFORMATION

The 2013 Omnibus Incentive Plan

Prior to our IPO, our Board of Directors adopted the RE/MAX Holdings, Inc. 2013 Omnibus Incentive Plan (the “2013 Plan”) and our stockholders voted in 2017 to reapprove the Omnibus Plan. The Company made certain equity grants under the 2013 Plan prior to the effective date of the 2023 Plan (which was May 24, 2023, the day our stockholders approved the 2023 Plan).

Outstanding awards under the 2013 Plan will remain outstanding and subject to the terms of the 2013 Plan and the respective award agreements, until the vesting, expiration or lapse of such awards in accordance with their terms. No further awards have been made under the 2013 Plan since the effective date of the 2023 Plan.

401(k) Plan

We maintain a tax-qualified 401(k) retirement savings plan for participants who satisfy certain eligibility requirements, including a minimum hours of service requirement. The 401(k) plan participants, including certain of our Named Executive Officers, may elect to defer up to 60% of their eligible regular compensation and bonuses, subject to applicable annual limits set pursuant to the Code. The Company generally makes a 50% discretionary matching contribution quarterly. Plan participants may elect to invest their contributions in various established funds. Company contributions vest 33% each year for the first three years of an employee’s service, then vest 100% thereafter.

Nonqualified Deferred Compensation Plan

In 2023, we adopted the RE/MAX Holdings, Inc. Deferred Compensation Plan. Pursuant to the Deferred Compensation Plan, Directors and certain highly compensated employees can elect to defer up to 100% of equity grants instead of receiving these amounts as payments taxable in the year of receipt.

The unfunded, nonqualified plan structure of the Deferred Compensation Plan is required in order to preserve the beneficial tax deferral treatment for the participants. Amounts in a participant’s deferral account represent unsecured claims against the Corporation’s assets. Deferred amounts together with any credited investment returns are paid out to participants in accordance with their advance written election, either in a lump sum or in annual installment payments commencing on the applicable benefit distribution date selected by the participant.

No Directors or Named Executive Officers deferred any compensation under the Deferred Compensation Plan in 2023 or had account balances as of December 31, 2023.

2024 Proxy Statement	RE/MAX Holdings, Inc.	51

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on? Stockholders are asked to ratify the Audit Committee’s appointment of EY as the independent registered public accounting firm for 2024.

Our Audit Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Although stockholder ratification of the appointment of EY is not required by law, we are submitting the appointment to our stockholders for ratification as a matter of good corporate governance. The ratification of the appointment of EY requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If stockholders do not ratify the appointment of EY, the Audit Committee will reconsider the appointment. Even if stockholders ratify the appointment of EY, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of EY are expected to attend the Annual Meeting and will be available to respond to stockholder questions and will have an opportunity to make a statement if they desire to do so.

RECOMMENDATION OF THE BOARD: The Board of Directors recommends that you vote FOR the ratification of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

What is the Board’s voting recommendation? The Board recommends voting FOR the ratification of EY.
What is the required vote? This item requires the vote of a majority of shares voted.

Change of Auditor in 2023

The Audit Committee, with the assistance of Company management, conducted a competitive process to select the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Committee invited multiple firms to participate in this process including KPMG LLP (“KPMG”), which served as the Company’s independent registered public accounting firm since 2003 through 2022.

As a result of this process, following the review and evaluation of proposals from participating firms, on March 7, 2023, the Committee approved the engagement of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and approved the dismissal of KPMG as the Company’s independent registered public accounting firm.

KPMG’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2021, and December 31, 2022, did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2021 and December 31, 2022, and in the subsequent interim period through March 7, 2023: (i) there were no disagreements with KPMG (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement; and (ii) there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

During the Company’s fiscal years ended December 31, 2021 and December 31, 2022, and during the subsequent interim period preceding EY’s engagement, neither the Company, nor anyone on its behalf, has consulted EY with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral

52	RE/MAX Holdings, Inc.	2024 Proxy Statement

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

advice was provided to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

On March 13, 2023, the Company filed a Current Report on Form 8-K disclosing the appointment of EY and the dismissal of KPMG.

Auditor Fees

The following table presents aggregate fees billed to the Company for services rendered by EY, our independent registered public accounting firm for the fiscal year ended December 31, 2023, and for services rendered by KPMG, our independent registered public accounting firm for the fiscal year ended December 31, 2022.

	2023	2022
Audit fees (1)	$1,401,123	$1,051,850
Audit-related fees	—	—
Tax fees	—	—
All other fees (2)	—	5,000
Total	$1,401,123	$1,056,850
(1)	Audit fees include fees for the audit of our consolidated financial statements (including the audits required of internal control over financial reporting). This includes subsidiary company audits.
(2)	All other fees are fees for access to certain training materials.

2024 Proxy Statement	RE/MAX Holdings, Inc.	53

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements as of and for the year ended December 31, 2023. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee makes the following report to the Board of Directors:

The Audit Committee consists of the following members of the Board: Kathleen Cunningham (Chair), Teresa Van De Bogart, and Katherine Scherping. Each of the members is independent and financially literate as defined under the applicable NYSE rules. Ms. Cunningham and Ms. Scherping have been designated as audit committee financial experts under Item 407(d)(5) of Regulation S-K.

The Audit Committee is responsible primarily for assisting the Board in fulfilling certain oversight responsibilities, including reviewing the financial information that will be provided to stockholders and others; appointing the independent registered public accounting firm; reviewing the services performed by the Company’s independent registered public accounting firm; directly overseeing the Internal Audit department; evaluating the Company’s accounting policies; reviewing the integrity of the financial reporting process and the internal control structure that management and the Board have established; reviewing significant financial transactions, earnings press releases and earnings guidance; and investigating reports of wrongdoing made through the Company’s Ethics Helpline or otherwise and ensuring implementation of corrective actions. Management of cybersecurity is the responsibility of the Company’s management, and the Audit Committee oversees the Company’s management of cybersecurity risks. Management of the Company is responsible for preparation and presentation of the Company’s consolidated financial statements, the effectiveness of internal control over financial reporting, and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements or disclosures.

During 2023 the Audit Committee cybersecurity oversight included the Audit Committee receiving regular updates from the Chief Information Officer and Vice President of Information Security and Risk, in areas such as rapidly evolving cybersecurity threats, cybersecurity technologies and solutions deployed internally, cybersecurity disclosure, and major cybersecurity risk areas and efforts to mitigate those risks. The Audit Committee reviewed with management significant risks and exposures, including reports regarding the Enterprise Risk program and the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s Code of Conduct and Supplemental Code of Ethics for Chief Executive Officer and Senior Officers. The Audit Committee also discussed, in separate private sessions with each of the Company’s Chief Financial Officer, Chief Accounting Officer, General Counsel, the independent registered public accounting firm, and the Senior Vice President of Internal Audit, matters that the Committee believes should be discussed privately.

In fulfilling its responsibility of appointment, compensation, and oversight of the services performed by the Company’s independent registered public accounting firm, the Audit Committee regularly meets with the independent registered public accounting firm and carefully reviews the responsibilities and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, overall audit strategy and timing, significant risks identified by the independent registered public accounting firm, any issues encountered during the audit, audit fees, auditor independence matters, and the extent to which the independent registered public accounting firm is retained to perform non-audit related services.

Ernst & Young LLP (“EY”) was selected as a result of a competitive selection process which included several firms and began to serve as the Company’s independent registered public accounting firm in 2023. To ensure that the appointment of the independent registered public accounting firm is in the best interests of the Company and its stockholders, the Audit Committee annually reviews the engagement and considers several factors, including the independent registered public accounting firm’s qualifications, independence, audit approach, work quality, appropriateness of fees, and significant legal or regulatory proceedings related to the firm, along with the impact of changing auditors. The Committee has determined it is in the best interest of the stockholders to reappoint EY as the independent registered public accounting firm after thoroughly evaluating these factors.

54	RE/MAX Holdings, Inc.	2024 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee has established an auditor independence policy and reviews and approves this policy on an annual basis. This policy mandates that the Audit Committee approve the audit and non-audit services and related budget in advance, unless pre-approval is waived pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X. This policy also mandates that the Company may not enter into engagements with its independent registered public accounting firm for non-audit services without the Audit Committee’s express approval. Pursuant to this policy, the Audit Committee has delegated authority to pre-approve services with fees up to $100,000 to the Audit Committee Chair, with such pre-approval subject to ratification by the Audit Committee at its next regularly scheduled meeting. In accordance with this policy, all services performed by the Company’s independent registered public accounting firm were pre-approved by the Audit Committee in 2023 and 2022.

The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2023, with the Company’s management and EY. The Audit Committee has also discussed with EY the matters required to be discussed by Auditing Standard No. 1301, as amended “Communications with Audit Committees,” as adopted by the PCAOB. The Audit Committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence and has discussed with EY its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Audit Committee:

Kathleen J. Cunningham, Chair

Katherine L. Scherping

Teresa S. Van De Bogart

2024 Proxy Statement	RE/MAX Holdings, Inc.	55

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Class A common stock and Class B common stock by (i) each of our Directors and nominees, (ii) each of our Named Executive Officers, (iii) our Directors and Executive Officers as a group, and (iv) each person known to us to beneficially own more than 5% of our voting securities. For our Directors and Executive Officers, the information is as of the date of this Proxy Statement, unless otherwise noted. For stockholders who own more than 5% of our Class A common stock, the information is as of the most recent Form 13G filed by each such stockholder with the SEC. Unless otherwise noted, the address of each stockholder is c/o RE/MAX Holdings, Inc. 5075 S. Syracuse St., Denver, CO 80237.

We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options or conversion rights held by the respective person or group that may be exercised or converted within 60 days after April 1, 2024, which is the Record Date for the Annual Meeting.

Pursuant to RMCO’s Fourth Amended and Restated Operating Agreement, common units in RMCO are redeemable at the unitholders’ election for, at our option, shares of Class A common stock of RE/MAX Holdings on a one-for-one basis (subject to customary adjustments, including conversion rate adjustments, underwriting discounts, commissions and adjustments for stock splits, stock dividends and reclassifications) or a cash payment equal to the market price of one share of our Class A common stock for each common unit redeemed. Beneficial ownership of common units reflected in the following table is not reflected as beneficial ownership of shares of our Class A common stock for which such units may be redeemed.

							Combined
							Voting Power
							of Class A
							and
	Class A		RMCO Common Units		Class B (1)		Class B
Directors and Named Executive Officers	Number	Percentage	Number	Percentage	Number	Percentage	Percentage
David L. Liniger (2)	353,711	1.88%	12,559,600	39.59%	1	100.00%	41.11%
Nicholas R. Bailey (3)	52,631	*	—	*	—	*	*
Erik Carlson	—	*	—	*	—	*	*
Karri R. Callahan	78,301	*	—	*	—	*	*
Kathleen J. Cunningham	26,707	*	—	*	—	*	*
Roger J. Dow	40,607	*	—	*	—	*	*
Norman K. Jenkins	4,057	*	—	*	—	*	*
Stephen P. Joyce	330,882	1.73%	—	*	—	*	1.04%
Annita M. Menogan	7,885	*	—	*	—	*	*
Ward M. Morrison	54,531	*	—	*	—	*	*
Christine M. Riordan	24,234	*	—	*	—	*	*
Katherine L. Scherping	6,647	*	—	*	—	*	*
Serene M. Smith	63,984	*	—	*	—	*	*
Teresa S. Van De Bogart	22,523	*	—	*	—	*	*
Directors and Executive Officers as a group (17 persons) (4)	1,128,518	5.35%	12,559,600	39.59%	1	100.00%	43.58%
5% Stockholders
RIHI (5)	—	*	12,559,600	39.59%	1	100.00%	39.98%
Magnolia Capital Fund L.P. (6)	2,983,843	15.83%	—	*	—	*	9.50%
BlackRock, Inc. (7)	1,592,336	8.45%	—	*	—	*	5.07%
RPD Fund Management LLC (8)	1,102,241	5.85%	—	*	—	*	3.51%
Hotchkis and Wiley Capital Management, LLC (9)	1,057,780	5.61%	—	*	—	*	3.37%
Dimensional Fund Advisors LP (10)	1,048,674	5.56%	—	*	—	*	3.34%
The Vanguard Group (11)	1,027,031	5.45%	—	*	—	*	3.27%
*	Less than 1%

56	RE/MAX Holdings, Inc.	2024 Proxy Statement

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)	RIHI, Inc. (“RIHI”), as holder of Class B common stock, is entitled to, without regard to the number of shares of Class B common stock held, a number of votes on matters presented to stockholders of RE/MAX Holdings that is equal to the aggregate number of common units of RMCO that such stockholder holds. RIHI is majority owned and controlled by David and Gail Liniger. As such, Mr. and Mrs. Liniger have dispositive, voting, and investment control over the common units held by RIHI. For more information concerning RIHI, see “Certain Relationships and Related Party Transactions > Relationships Arising from Our Historical Ownership and Relationships with the Linigers and Liniger-Related Entities.”
(2)	Includes common units in RMCO held by RIHI which may be redeemed at RIHI’s election for, at our option, shares of Class A common stock of RE/MAX Holdings on a one-for-one basis (subject to customary adjustments, including conversion rate adjustments, underwriting discounts, commissions, and adjustments for stock splits, stock dividends, and reclassifications) or cash.
(3)	Information for Mr. Bailey is as of March 12, 2024, the day his employment with the Company formally ended.
(4)	Total does not include shares held by Mr. Bailey because he is no longer an Executive Officer of the Company.
(5)	Includes common units in RMCO which may be redeemed at RIHI’s election for, at our option, shares of Class A common stock of RE/MAX Holdings on a one-for-one basis (subject to customary adjustments, including conversion rate adjustments, underwriting discounts, commissions, and adjustments for stock splits, stock dividends, and reclassifications) or cash.
(6)	Based solely on a Schedule 13G/A filed by Magnolia Capital Fund, LP (“MCF”), The Magnolia Group, LLC (“TMG”) and Adam K. Peterson on February 14, 2024. Each of MCF, TMG and Mr. Peterson reported sole voting power and sole dispositive power with respect to 2,983,843 shares. TMG and Mr. Peterson disclaim beneficial ownership in such shares. In such filing, each of MCF, TMG and Mr. Peterson lists its or his address as 1601 Dodge Street, Suite 3300, Omaha, NE 68102.
(7)	Based solely on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 25, 2024. BlackRock reported sole voting power with respect to 1,565,534 shares and sole dispositive power with respect to 1,592,336 shares. In such filing, BlackRock lists its address as 50 Hudson Yards, New York, NY 10001.
(8)	Based solely on a Schedule 13G/A filed by RPD Opportunity Fund LP (“RPDOF”), RPD Fund Management LLC. (“RPDFM”), RPD Opportunity LLC (“RPDO”) and Ahmet H. Okumus on February 14, 2024. Each of RPDOF, RPDFM, RPDO and Mr. Okumus reports shared voting power and shared dispositive power with respect to 1,102,241 shares. Each of RPDFM, RPDO, and Mr. Okumus disclaims beneficial ownership in such shares, except to the extent of its or his pecuniary interest therein. In such filing, each of RPDOF, RPDFM, RPDO, and Mr. Okumus lists its or his address as 767 Third Avenue, 35th Floor, New York, NY 10017.
(9)	Based solely on a Schedule 13G filed by Hotchkis and Wiley Capital Management, LLC (“Hotchkis & Wiley”) on February 13, 2024. Hotchkis & Wiley reported sole voting power with respect to 908,880 shares and sole dispositive power with respect to 1,057,780 shares. In such filing, Hotchkis & Wiley lists its address as 601 S Figueroa Street, 39th Floor, Los Angeles, CA 90017.
(10)	Based solely on a Schedule 13G/A filed by Dimensional Fund Advisors LP (“DFA”) on February 9, 2024. DFA reported sole voting power with respect to 1,026,399 shares and sole dispositive power with respect to 1,048,674 shares. In such filing, DFA lists their address as 6300 Bee Cave Road, Building One, Austin, TX 78746.
(11)	Based solely on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 13, 2024. Vanguard reported shared voting power with respect to 13,206 shares, sole dispositive power with respect to 1,006,312 shares, and shared dispositive power with respect to 20,719 shares. In such filing, Vanguard lists its address as 100 Vanguard Blvd., Malvern PA 19355.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The RE/MAX Holdings Code of Conduct notes that a conflict of interest arises any time the personal interests of Company personnel (including Directors) interfere with, or could appear to interfere with, their ability to act in the best interests of the Company. Company personnel must disclose any potential conflicts of interest – including those involving an immediate family member – to the Chief Compliance Officer. Conflicts of interest involving any member of the RE/MAX Holdings Board of Directors are addressed by the Board of Directors or an applicable committee. Our Code of Conduct is supplemented by our Related Party Transactions Policy.

We describe below certain relationships between us and our executives and our historical owners, and the transactions described below include, in particular, any transactions and series of similar transactions, during 2023, to which we were a participant or will be a participant, in which:

●	the amounts involved exceeded or will exceed $120,000 and
●	any of our Directors, Executive Officers, holders of more than 5% of our capital stock, or any member of their immediate family had or will have a direct or indirect material interest, except that, for compensation arrangements with Directors and Executive Officers, agreements with our Executive Officers containing compensation and termination provisions, and separation agreements, please see “Compensation Disclosure and Analysis,” the “Compensation Tables,” “Employment Agreements and Separation Agreements,” and “Director Compensation” above.

Relationships Arising from Our Historical Ownership and Relationships with the Linigers and Liniger-Related Entities

The first RE/MAX company, our predecessor, was founded in 1973 by David and Gail Liniger. David Liniger continues to serve as our Chair and Gail Liniger served as Vice Chair through May 25, 2023, at which time she was named Vice Chair Emerita. RIHI, is (and has been since the time of our IPO) majority owned and controlled by the Linigers. As such, the Linigers have dispositive, voting, and investment control over the common units held by RIHI. RIHI remains a significant stockholder of the Company, and through its ownership of all of our Class B common stock, holds approximately 40% of the voting power of the Company’s common stock. (David Liniger also individually owns slightly less than 2% of our Class A common stock.)

At the time of our IPO, we entered into several ongoing agreements with RIHI, and the Company has certain other relationships with Liniger entities, and Sanctuary, Inc.

Registration Rights Agreement

We entered into a registration rights agreement with RIHI in connection with our IPO. The registration rights agreement provides RIHI certain registration rights whereby it can require us to register, under the Securities Act of 1933, shares owned by it. The registration rights agreement also provides for piggyback registration rights for all stockholders that are parties to the agreement.

Tax Receivable Agreements

As discussed in our Annual Report on Form 10-K (see “Holdings Ownership of RMCO and Tax Receivable Agreements”), RE/MAX Holdings has twice acquired common units in RMCO from RIHI, a corporation that is majority owned and controlled by David and Gail Liniger. The first was at the time of our IPO in October 2013 and the second was in November and December 2015. These acquisitions are expected to reduce the amounts that we pay in taxes as a result of a step-up in tax basis on the underlying assets held by RMCO. The assets are amortizable and result in deductions on our tax returns for many years into the future. If RE/MAX Holdings acquires additional common units of RMCO from RIHI, the percentage of RE/MAX Holdings’ ownership of RMCO will increase, and additional tax assets will be created as additional tax basis step-ups occur. In connection with the first of these acquisitions, we entered into a tax receivable agreement with RIHI and a substantially similar agreement with RMCO’s other pre-IPO owner. These agreements require us to pay the counterparties 85% of the amount of cash savings, if any, in U.S. federal, state, and local income tax or franchise tax that we realize, or in some circumstances are deemed to realize, as a result of the step-up in tax basis on RMCO’s assets.

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PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

For purposes of the tax receivable agreements, tax savings are computed by comparing our actual liability to the amount of taxes that we would have paid without the step-up in basis in RMCO’s assets. There is no maximum term for the tax receivable agreements; however, we may terminate the tax receivable agreements by paying the counterparties an agreed upon amount equal to the estimated present value of the remaining payments under the agreements.

The timing and amount of payments under the tax receivable agreements will vary based on facts and circumstances that are beyond our control (including the timing and amount of any redemption of common units by RIHI, the price of our shares of Class A common stock at the time of any such redemptions, the impact of foreign taxes, amount, and timing of our taxable income (if any), and the applicable tax rate). However, the payments to the counterparties could fluctuate from zero to a substantial amount. If we do not make payments under the tax receivable agreements for any reason, the unpaid amounts will be deferred and will accrue interest until paid.

The tax receivable agreements provide that if certain forms of business combination or changes of control occur, or that if we elect an early termination of the agreements, then our obligations would be based on certain assumptions, including that we would have sufficient taxable income to utilize all potential future tax benefits that are subject to the tax receivable agreements. As a result, we could be required to make cash payments to the counterparties that are greater than the specified percentage of the benefits we ultimately realize.

We will also not be reimbursed for any cash payments previously made to the counterparties to the tax receivable agreements if any tax benefits initially claimed by us are subsequently disallowed by a taxing authority. Instead, any excess cash payments made by us to a counterparty would be netted against any future cash payments that we might make under the terms of the tax receivable agreements. Therefore, it is possible that we could make cash payments under the tax receivable agreements that substantially exceed our actual cash tax savings.

We entered into the tax receivable agreements on October 7, 2013. We made a payment under the tax receivable agreement with RIHI of approximately $0.6 million in January 2024. We did not make any payments under the tax receivable agreement with RIHI in 2023.

RMCO Operating Agreement

In connection with our IPO, RE/MAX Holdings, RIHI and RMCO entered into RMCO’s fourth amended and restated limited liability company agreement (the “RMCO Agreement”).

Appointment as Manager. Under the restated RMCO Agreement, RE/MAX Holdings, Inc. is a member and the sole manager of RMCO. As the sole manager, RE/MAX Holdings, through its officers and Directors, controls all of the day-to-day business affairs and decision-making of RMCO without the approval of any other member. Pursuant to the terms of the RMCO Agreement, RE/MAX Holdings cannot, under any circumstances, be removed as the sole manager of RMCO. Except as necessary to avoid being classified as an investment company or with the approval of RIHI, as long as RE/MAX Holdings is the sole manager of RMCO, its business is limited to owning and dealing with its common units of RMCO, managing the business of RMCO, and fulfilling its obligations under the Exchange Act, and activities incidental to the foregoing.

Compensation. RE/MAX Holdings is not entitled to compensation for services as manager except as provided in the management services agreement described below under “Management Services Agreement,” or as otherwise approved by a vote of the members holding a majority of the outstanding common units. RE/MAX Holdings is entitled to reimbursement by RMCO pursuant to the management services agreement for reasonable out-of-pocket expenses incurred on its behalf.

Distributions. The RMCO Agreement requires “tax distributions” to be made by RMCO to its members, as that term is defined in the agreement. Tax distributions will be made pro rata on a quarterly basis to each member of RMCO, including RE/MAX Holdings, such that each member will receive a tax distribution that is proportionate to its percentage interest in RMCO (based on the number of common units in RMCO that it holds relative to the total number of outstanding common units of RMCO) and that is sufficient to satisfy its tax liability based on such member’s allocable share of the taxable income of RMCO and an assumed tax rate that will be determined by RE/MAX Holdings. Tax distributions will also be made only to the extent all distributions from RMCO for the relevant period were otherwise insufficient to enable each member to cover its tax liabilities. The RMCO Agreement also allows for distributions to be made by RMCO to its members out of “distributable cash,” as that term is defined in the agreement. We expect that distributions out of distributable cash will be made pro rata on a quarterly basis to the extent necessary to enable RE/MAX Holdings to cover its operating expenses and other obligations, including any obligations that RE/MAX Holdings may have under the tax receivable agreements that it entered into with RMCO’s pre-IPO owners (as described above under “Tax Receivable Agreements”), and to make anticipated dividend payments to the holders of its Class A common stock.

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PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transfer Restrictions. The RMCO Agreement generally restricts transfers of common units of RMCO, subject to limited exceptions. Any transferee of common units must assume, by operation of law or written agreement, all of the obligations of a transferring member with respect to the transferred units, even if the transferee is not admitted as a member of RMCO.

Common Unit Redemption Right. The RMCO Agreement provides a redemption right to RIHI which entitles RIHI to have its common units of RMCO redeemed for shares of RE/MAX Holdings Class A common stock on a one-for-one basis, or at the option of RE/MAX Holdings, a cash payment equal to the market price of one share of common stock for each common unit redeemed. In connection with RIHI’s exercise of its redemption right, RE/MAX Holdings may instead elect to acquire RIHI’s common units in RMCO from RIHI, in which case RE/MAX Holdings would directly acquire RIHI’s common units in RMCO on the same terms as if RIHI had engaged in a redemption transaction with RMCO as previously described above.

Issuance of RMCO Common Units Upon Issuance of Equity Compensation. Upon the exercise of options RE/MAX Holdings has issued or the issuance of other types of equity compensation (such as the issuance of restricted or non-restricted stock, payment of bonuses in stock or settlement of restricted stock units or stock appreciation rights in stock), RE/MAX Holdings has the right to acquire from RMCO a number of common units equal to the number of shares of Class A common stock being issued as a result. RE/MAX Holdings will contribute to RMCO the amount of any consideration received for that equity compensation.

Dissolution. The RMCO Agreement provides that the unanimous consent of all members holding common units will be required to voluntarily dissolve RMCO. In addition to a voluntary dissolution, RMCO will be dissolved upon the entry of a decree of judicial dissolution in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (i) first, to pay the expenses of winding up RMCO; (ii) second, to pay debts and liabilities owed to creditors of RMCO; and (iii) third, to the members pro rata in accordance with their respective percentage ownership interests in common units of RMCO.

Confidentiality. Each member agrees to maintain the confidentiality of RMCO’s intellectual property and other confidential information.

Indemnification. The RMCO Agreement provides for indemnification of the manager, members and officers of RMCO and their respective subsidiaries or affiliates.

Sanctuary Golf Course

Sanctuary, Inc. is a company owned by David and Gail Liniger that owns and manages Sanctuary, a private golf course located near Denver, Colorado. We pay Sanctuary, Inc. for corporate meetings and events held at Sanctuary and for catering services. Transactions between the Company and Sanctuary were below $120,000 in 2023.

Other Related Party Transactions

Management Services Agreement

In connection with our IPO, RE/MAX Holdings entered into a management services agreement with RMCO pursuant to which RE/MAX Holdings provides certain management services to RMCO. In exchange for the services provided, RMCO reimburses RE/MAX Holdings for compensation and other expenses of officers and employees and for certain out-of-pocket costs. RMCO also provides administrative and support services to RE/MAX Holdings, such as office facilities, equipment, supplies, payroll, and accounting and financial reporting. The management services agreement also provides that RE/MAX Holdings employees may participate in RMCO’s benefit plans, and that RMCO employees may participate in RE/MAX Holdings Omnibus Plans. RMCO will indemnify RE/MAX Holdings for any losses arising from its performance under the management services agreement, except that RE/MAX Holdings will indemnify RMCO for any losses caused by willful misconduct by or gross negligence of RE/MAX Holdings.

Director and Officer Indemnification and Insurance

We have entered into indemnification agreements with certain of our Directors and Executive Officers and purchased directors’ and officers’ liability insurance. The indemnification agreements and our Amended and Restated Certificate of Incorporation and Bylaws require us to indemnify our Directors and officers to the fullest extent permitted by Delaware law.

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PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Executive Compensation, Employment Arrangements, and Separation Agreements

Please see “Compensation Disclosure and Analysis,” “Compensation Tables,” and “Employment Agreements and Separation Agreements” for information on compensation arrangements with our Executive Officers and agreements with our Executive Officers containing compensation and termination provisions.

Policies and Procedures Regarding Related Party Transactions

We have adopted a written policy with respect to related party transactions. Under this policy, a “Related Party Transaction” is any financial transaction, arrangement or relationship (or series of similar transactions, arrangements, or relationships) in which we are, or any of our subsidiaries, is a participant and in which a Related Party has or will have a direct or indirect interest, other than any transactions, arrangements or relationships in which the aggregate amount involved will not or may not be expected to exceed $120,000 in any calendar year, subject to certain exceptions. A “Related Party” is any of our Executive Officers, Directors or Director nominees, any stockholder directly or indirectly beneficially owning in excess of 5% of our stock or securities exchangeable for our stock, or any immediate family member of any of the foregoing persons.

Pursuant to our related party transaction policies and procedures, any Related Party Transaction must be reviewed by the Audit Committee. In connection with its review of a Related Party Transaction, the Audit Committee may take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the Related Party Transaction.

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INFORMATION REGARDING STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2025 Annual Meeting of Stockholders (the “2025 Meeting”), pursuant to Exchange Act Rule 14a-8 must be delivered to the Corporate Secretary at our principal executive offices no later than December 15, 2024, in order to be included in our proxy materials for that meeting. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8.

Stockholder proposals submitted for consideration at the 2025 Meeting but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations for candidates for election as Directors, must be delivered to the Corporate Secretary at our principal executive offices not less than 90 days or more than 120 days before the first anniversary of the date on which we first mailed these Proxy Materials. However, if the 2025 Meeting occurs more than 30 days before or after May 23, 2025, then, to be timely, proposals must be delivered by the later to occur of (i) the 90th day prior to the 2025 Meeting or (ii) the 10th day following the first public announcement of the date of the 2025 Meeting. Assuming the 2025 Meeting is held within 30 days before or after May 23, 2025, then stockholder proposals must be received no earlier than December 12, 2024 and no later than January 11, 2025. Stockholder proposals must include the specified information concerning the stockholder and the proposal or nominee as set forth in our Bylaws.

Nominations for candidates for Board membership should contain the following information:

●	the candidate’s name, age, business address, and home address;
●	the candidate’s biographical information, including educational information, principal occupation or employment, past work experience (including all positions held within the past five years), personal references, and service on boards of directors or other positions the candidate currently holds or has held during the past three years;
●	the class and number of shares of the Company the candidate beneficially owns;
●	any potential conflicts of interest that may prevent or otherwise limit the candidate from serving as an effective Board member;
●	any other pertinent information about the candidate and his or her qualifications;
●	the name and record address of the stockholder making the recommendation; and
●	the class and number of shares of the Company beneficially owned by the stockholder making the recommendation and the period of time the shares have been held.

Stockholder nominations should be submitted to the Company’s Corporate Secretary at the Company’s headquarters. Stockholder nominations may be made at any time. However, in order for a candidate to be included in the slate of Director nominees for approval by stockholders in connection with a meeting of stockholders and for information about the candidate to be included in the Company’s proxy materials for such a meeting, the stockholder must submit the information set forth above and other information reasonably requested by the Company within the timeframe set forth above.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of Director nominees other than our nominees must provide notice to us that sets forth the information required by Exchange Act Rule 14a-19, with such notice being delivered to the Corporate Secretary at our principal executive offices no later than March 24, 2025, or, if we change the date of our 2025 Meeting by more than thirty days from the anniversary of the Annual Meeting, then no later than sixty days prior to our 2025 Meeting or, if later, the tenth day following the day on which public announcement of the meeting date is made.

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GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS

RE/MAX Holdings is making this proxy statement available to its stockholders on or about April 11, 2024, in connection with the solicitation of proxies by the Board of Directors for the RE/MAX Holdings 2024 Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, May 23, 2024, at 11:30 a.m. mountain time as a virtual meeting, which you may join by visiting www.virtualshareholdermeeting.com/RMAX2024. As a stockholder of RE/MAX Holdings, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the proposals described in this proxy statement. Further information about the meeting and how to attend is below.

RE/MAX Holdings is one of the world’s leading franchisors in the real estate industry, franchising real estate brokerages globally under the RE/MAX brand and mortgage brokerages within the United States under the Motto Mortgage brand. RE/MAX and Motto are 100% franchised—we do not own any of the brokerages that operate under these brands. RE/MAX Holdings is a holding company. Its only business is to act as the sole manager of RMCO, LLC, a Delaware limited liability company (“RMCO”). RE/MAX Holdings was formed in June 2013 and completed an initial public offering of its Class A common stock in October 2013. RMCO’s direct and indirect subsidiaries include our two franchise brands: RE/MAX, LLC and Motto Franchising, LLC as well as other companies involved in providing services to the real estate and mortgage industries. The Company also has subsidiary marketing funds that collect funds from franchisees and are contractually obligated to spend such funds for marketing and technology purposes. Our Class A common stock trades on the New York Stock Exchange under the symbol “RMAX.”

In this proxy statement, “we,” “our,” “us” and the “Company” refer collectively to RE/MAX Holdings, RMCO, and RMCO’s subsidiaries.

Below are answers to common questions stockholders may have about the Annual Meeting.

What are the Proxy Materials?

The “Proxy Materials” are this proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2023. If you request printed versions of the Proxy Materials, you will also receive a proxy card.

How can I get a full set of printed Proxy Materials?

We furnish Proxy Materials to many of our stockholders on the internet, rather than mailing printed copies. If you received a one-page notice by mail, you will not receive a printed copy of the Proxy Materials unless you request one. Instead, the notice instructs you how to access and review the Proxy Materials on the internet. If you would like a printed copy of the Proxy Materials, please follow the instructions on the notice.

How do I attend the Annual Meeting?

This year’s meeting is completely virtual. You may participate in the meeting by visiting the following website: www.virtualshareholdermeeting.com/RMAX2024.

In order to attend, you will need to enter the control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. You will be able to vote your shares electronically during the Annual Meeting. Even if you plan to attend, we encourage you to vote by proxy in advance of the Annual Meeting in case you are unable to attend.

What items are scheduled to be voted on at the Annual Meeting?

There are three proposals to be voted on at the Annual Meeting:

1.	electing three Directors to our Board of Directors;
2.	an advisory vote on our executive compensation; and
3.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

We may also transact any other business as may properly come before the Annual Meeting or before any adjournment or postponement thereof.

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GENERAL INFORMATION

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

FOR each of the nominees to the Board of Directors (Proposal 1);

FOR the advisory vote on executive compensation (Proposal 2); and

FOR the ratification of the appointment of EY as our independent registered public accounting firm (Proposal 3).

Could other matters be decided at the Annual Meeting?

We do not anticipate any other matters will come before the Annual Meeting. If any other matters come before the Annual Meeting, the proxy holders appointed by our Board of Directors will have discretion to vote on those matters.

Who may vote at the meeting?

Holders of Class A common stock and holders of Class B common stock as of the close of business on April 1, 2024 (referred to as the Record Date) may vote at the Annual Meeting.

How many votes do I have?

Holders of Class A common stock are entitled to one vote per share of Class A common stock held as of the Record Date. Holders of Class B common stock are entitled to one vote for each common unit in RMCO owned by such holder as of the Record Date, regardless of the number of Class B shares owned.

As of the Record Date, there were 18,852,858 shares of Class A common stock outstanding, which will each carry one vote and one share of Class B common stock outstanding, which will carry 12,559,600 votes. (The Class B share’s voting power corresponds to the Class B shareholder’s ownership interest in RMCO. RMCO is owned by RE/MAX Holdings and RIHI, Inc. and is the parent company of all of our operating subsidiaries. For more information on our ownership structure, please see page 24 of our Annual Report.)

What vote is required for each proposal?

For the election of Directors, each Director must be elected by a plurality of the votes cast. This means that the three nominees receiving the largest number of “FOR” votes will be elected as Directors. We do not have cumulative voting.

The advisory vote on executive compensation and the ratification of the Company’s independent registered public accounting firm and any other proposals that may come before the Annual Meeting will be determined by the majority of the votes cast.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are a stockholder of record.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are a beneficial owner of shares held in street name. The organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the shares you hold in your account.

How do I vote?

There are four ways for stockholders to vote:

●	Via the internet. You may vote via the internet by visiting http://www.proxyvote.com and entering the unique control number for your shares located on the Notice of Internet Availability of Proxy Materials.
●	By telephone. You may vote by phone by calling (800) 690-6903. You will need the control number from your Notice of Internet Availability of Proxy Materials.
●	By mail. If you requested that Proxy Materials be mailed to you and you are a stockholder of record, you will receive a proxy card with your Proxy Materials and may vote by filling out and signing the proxy card and returning it in the envelope provided. If you are a beneficial owner of shares held in street name, you may vote by filling out the card you received from the organization holding your shares and returning it as instructed by that organization.

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GENERAL INFORMATION

●	By electronically voting during the Annual Meeting. You may also vote your shares by attending the Annual Meeting (see “How do I attend the Annual Meeting?” above) and voting during the meeting.

Can I change my vote after submitting a proxy?

Street name stockholders who wish to change their votes should contact the organization that holds their shares.

Stockholders of record may revoke their proxy before the Annual Meeting by delivering to the Company’s Corporate Secretary a written notice stating that a proxy is revoked, by signing and delivering a proxy bearing a later date, by voting again via the internet or by telephone, or by voting electronically during the Annual Meeting.

What happens if I abstain or don’t vote?

Abstentions (shares present at the meeting or by proxy that are voted “abstain”) and broker non-votes (explained in the next question below) are counted only for the purpose of establishing the presence of a quorum at the Annual Meeting. Abstentions are not counted as votes cast.

If I hold shares in street name through a broker, can the broker vote my shares for me?

If you hold your shares in street name and you do not vote, the broker or other organization holding your shares can vote on certain “routine” proposals but cannot vote on other proposals. Proposal 3 (ratification of the Company’s independent registered public accounting firm) is a “routine” proposal. The other proposals are not “routine” proposals. If you hold shares in street name and do not vote on any proposal, other than Proposal 3, your shares will be counted as “broker non-votes.”

Who is paying for this proxy solicitation?

The Company is paying the costs of soliciting proxies. Members of our Board of Directors and officers and employees may solicit proxies by mail, telephone, email, or in person. We will not pay Directors, officers, or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks, or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.

Why are you holding a virtual meeting instead of an in-person meeting?

We believe that holding a virtual meeting expands stockholder access to the meeting, improves communication, and reduces costs both for the Company and for stockholders who attend the meeting.

Will I be able to participate in the virtual meeting?

Yes, as noted above, stockholders can vote during the meeting. Further, we plan to give stockholders an opportunity to ask questions about each matter voted on during the meeting and, following the official business portion of the meeting, stockholders may ask questions about the business generally.

Where can I find voting results?

Final voting results from the Annual Meeting will be filed with the SEC on a Current Report on Form 8-K within four business days of the Annual Meeting.

I share an address with another stockholder. Why did we receive only one set of Proxy Materials?

Some banks, brokers, and nominees may “household” Proxy Materials. This means that only one copy of the Proxy Materials or the Notice of Availability of Proxy Materials may have been sent to multiple stockholders who share an address. If you hold your shares in street name and want to receive separate copies of the Proxy Materials or the Notice of Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact the bank, broker, or other nominee who holds your shares.

Upon request, the Company will promptly deliver a separate copy of the Proxy Materials or the Notice of Internet Availability of Proxy Materials to any stockholder at a shared address to which a single copy was delivered. To receive a separate copy, you can contact our Investor Relations department. The department’s contact information is below.

Whom should I contact if I have additional questions?

You can contact our Investor Relations department at (303) 224-5458, investorrelations@remax.com or 5075 S. Syracuse St., Denver, CO 80237. Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.

2024 Proxy Statement	RE/MAX Holdings, Inc.	65

APPENDIX 1: Reconciliation of Non-GAAP Measures

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited consolidated financial statements included earlier in this press release), adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, settlement and impairment charges, equity-based compensation expense, acquisition-related expense, gain or losses from changes in the tax receivable agreement liability, expense or income related to changes in the estimated fair value measurement of contingent consideration, restructuring charges and other non-recurring items.

A reconciliation of Adjusted EBITDA to net income (loss) is set forth in the following table (in thousands):

	Year Ended December 31,
	2023	2022	2021
Net income (loss)	$(98,486)	$10,757	$(24,620)
Depreciation and amortization	32,414	35,769	31,333
Interest expense	35,741	20,903	11,344
Interest income	(4,420)	(1,460)	(217)
Provision for income taxes	56,947	7,371	2,459
EBITDA	22,196	73,340	20,299
Settlement charge (1)	55,150	—	—
Loss on contract settlement (2)	—	—	40,900
Loss on extinguishment of debt (3)	—	—	264
Impairment charge - leased assets (4)	—	6,248	—
Impairment charge - goodwill (5)	18,633	7,100	5,123
Loss on lease termination (6)	—	2,460	—
Equity-based compensation expense	19,536	22,044	34,298
Acquisition-related expense (7)	263	1,859	17,422
Fair value adjustments to contingent consideration (8)	(533)	(133)	309
Restructuring charges (9)	4,210	8,690	—
Gain on reduction in tax receivable agreement liability (10)	(25,298)	(702)	382
Other	2,131	726	586
Adjusted EBITDA	$96,288	$121,632	$119,583

(1)

Represents the settlement of the industry class-action lawsuits and other legal settlements. See Note 14, Commitments and Contingencies, to our audited consolidated financial statements in the 2023 Annual Report for additional information.

(2)

Represents the effective settlement of the pre-existing master franchise agreements with INTEGRA that was recognized with the acquisition. See Note 6, Acquisitions and Dispositions, to our audited consolidated financial statements in the 2023 Annual Report for additional information.

(3)

The loss was recognized in connection with the amended and restated Senior Secured Credit Facility. See Note 10, Debt, to our audited consolidated financial statements in the 2023 Annual Report for additional information.

(4)

Represents the impairment recognized on portions of our corporate headquarters office building. See Note 3, Leases, to our audited consolidated financial statements in the 2023 Annual Report for additional information.

(5)

During the fourth quarter of 2023, in connection with our annual goodwill impairment test, we concluded that the carrying value of the Mortgage reporting unit within the Mortgage segment exceeded its fair value, resulting in an impairment charge to the Mortgage reporting unit goodwill. In addition, during the fourth quarter of 2022, in connection with the restructuring of the business and technology offerings, the Company made the decision to wind down the Gadberry Group, resulting in an impairment charge to the Gadberry Group reporting unit goodwill. In addition, during 2021, lower than expected adoption rates of the First technology resulted in downward revisions to long-term forecasts, resulting in an impairment charge to the First reporting unit goodwill. See Note 8, Intangible Assets and Goodwill, to our audited consolidated financial statements in the 2023 Annual Report for additional information.

(6)

During the second quarter of 2022, a loss was recognized in connection with the termination of the booj office lease. See Note 3, Leases, to our audited consolidated financial statements in the 2023 Annual Report for additional information.

(7)	Acquisition-related expense includes personnel, legal, accounting, advisory and consulting fees incurred in connection with acquisition activities and integration of acquired companies.
(8)

Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liabilities. See Note 11, Fair Value Measurements, to our audited consolidated financial statements in the 2023 Annual Report for additional information.

(9)

During the third quarter of 2023, we announced a reduction in force and reorganization intended to streamline our operations and yield cost savings over the long term and during the third quarter of 2022, we incurred expenses related to a restructuring associated with a shift in our technology offerings strategy. See Note 2, Summary of Significant Accounting Policies, to our audited consolidated financial statements in the 2023 Annual Report for additional information.

(10)

Gain on reduction in tax receivable agreement liability recorded during 2023 is a result of a valuation allowance on deferred tax assets. See Note 4, Non-controlling Interest, and Note 12, Income Taxes, to our audited consolidated financial statements in the 2023 Annual Report for additional information.

66	RE/MAX Holdings, Inc.	2024 Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V42968-P07486 ! ! ! For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. RE/MAX HOLDINGS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 RE/MAX HOLDINGS, INC. 2. Advisory vote on the compensation of our named executive officers. 3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. 01) Erik Carlson 02) Kathleen Cunningham 03) Dr. Christine Riordan 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RMAX2024 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V42969-P07486 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. This proxy is solicited by the Board of Directors for the Annual Meeting of Stockholders to be held on May 23, 2024. The undersigned, revoking all prior proxies, hereby appoints Karri Callahan and Susan Winders, and any of them, each with full power of substitution, as proxies to represent the undersigned and vote all shares of Class A or Class B Common Stock of RE/MAX Holdings, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Stockholders to be held online at www.virtualshareholdermeeting.com/RMAX2024 on May 23, 2024 at 11:30 am (Mountain Time) and at any adjournments or postponements thereof. When properly executed, this proxy will be voted as directed. If no direction is indicated, this proxy will be voted "FOR" each director nominee in Proposal 1 and "FOR" Proposals 2 and 3. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting. RE/MAX HOLDINGS, INC. Annual Meeting of Stockholders May 23, 2024 11:30 am Mountain Time This proxy is solicited by the Board of Directors Continued and to be signed on reverse side